$45,000,000
West Virginia Economic Development Authority
Solid Waste Disposal Facility Revenue Bonds
(Wyoming County Coal Project), Series 2023

BOND PURCHASE AGREEMENT

May 31, 2023

West Virginia Economic Development Authority
180 Association Drive
Charleston, WV 25311-1217

Ladies and Gentlemen:

Hilltop Securities Inc. (the "Underwriter") hereby offers to enter into this Bond Purchase Agreement (this "Purchase Agreement") with the West Virginia Economic Development Authority, a public corporation and governmental instrumentality organized and existing under the laws of the State of West Virginia (the "Issuer"), and approved by Wyoming County Coal LLC (the "Company"), a limited liability company duly organized and validly existing under and pursuant to the laws of the State of Indiana, whereby the Underwriter will purchase and the Issuer will sell the Bonds (as defined and described below).

The Underwriter is making this offer subject to the acceptance by the Issuer at or before 5:00 P.M., Eastern Time, on the date hereof. If the Issuer accepts this Purchase Agreement, this Purchase Agreement shall be in full force and effect in accordance with its terms and shall bind both the Issuer and the Underwriter. The Underwriter may withdraw this Purchase Agreement upon written notice delivered by the Underwriter to the Chairman of the Issuer at any time before the Issuer accepts this Purchase Agreement. Capitalized terms used but not defined in this Purchase Agreement shall have such meanings as are ascribed to them in the Indenture (defined herein).

1. Purchase and Sale. Upon the terms and conditions and in reliance upon the representations, warranties and agreements set forth herein and in the hereinafter defined Indemnity Agreement, the Underwriter hereby agrees to purchase from the Issuer, and the Issuer hereby agrees to sell and deliver to the Underwriter, all (but not less than all) of the West Virginia Economic Development Authority Solid Waste Disposal Facility Revenue Bonds (Wyoming County Coal Project), Series 2023 (the "Bonds"), at the purchase price of $44,100,000.00 (which is equal to the aggregate principal amount of the Bonds less an underwriting discount of $900,000.00).

The Issuer acknowledges and agrees that: (i) the purchase of the Bonds pursuant to this Purchase Agreement is an arm's-length commercial transaction among the Issuer, the Company and the Underwriter; (ii) in connection therewith and with the discussions, undertakings and procedures leading up to the consummation of such transaction, the Underwriter is and has been acting solely as a principal and is not acting as the agent, advisor, fiduciary or Municipal Advisor (as defined in Section 15B of the Securities Exchange Act of 1934, as amended) of the Issuer or the Company; (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Issuer or the Company with respect to the offering contemplated hereby or the discussions, undertakings and procedures leading thereto (irrespective of whether the Underwriter has provided other services or is currently providing other services to the Issuer or the Company on other matters) and the Underwriter has no obligation to the Issuer or the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Purchase Agreement; and (iv) the Issuer has consulted its own legal, financial and other advisors to the extent it has deemed appropriate.

2. Description and Purpose of the Bonds. The Bonds have been authorized pursuant to the Constitution and laws of the State of West Virginia (the "State"), particularly Article 15, Section 1 *et seq.* of Chapter 31 of the West Virginia Code, as amended (the "Act"). The Bonds shall be dated the date of delivery. The Bonds shall be issued and secured under and pursuant to the Indenture of Trust dated as of June 1, 2023 (the "Indenture") by and between the Issuer and UMB Bank, N.A., as trustee (the "Trustee"). The proceeds of the Bonds will be loaned to the Company pursuant to a Loan Agreement dated as of June 1, 2023 (the "Loan Agreement") between the Company and the Issuer.

The proceeds of the sale of the Bonds will be used to (i) finance, in whole or in part, the acquisition, construction, reconstruction, and equipping of solid waste disposal facilities which will be located in Wyoming County, West Virginia (the "Project"), (ii) pay certain capitalized interest on the Bonds, (iii) fund a Debt Service Reserve Fund for the Bonds, and (iv) pay certain costs of issuing the Bonds.

The Bonds will be secured under the provisions of the Act and the Indenture. Contemporaneously herewith, the Company has delivered to the Underwriter and the Issuer the Representation and Indemnity Agreement, substantially in the form attached hereto as Appendix A (the "Indemnity Agreement"), signed by a duly authorized representative of the Company, requesting the issuance, sale and delivery of the Bonds on the terms and conditions set forth herein and in the hereinafter defined Limited Offering Memorandum.

The Bonds will be further secured by: (i) the promissory note delivered by the Company to the Issuer, dated the Closing Date, evidencing its obligations to pay all amounts due under the Loan Agreement with respect to the Bonds (the "Note"); (ii) the Assignment of Security Documents, effective as of the Closing Date, from the Issuer to the Trustee (the "Assignment"); (iii) the Membership Interest Pledge Agreement dated as of June 1, 2023, entered into by American Carbon Corporation, as the sole owner of the Company, in its capacity as "Pledgor" (the "Pledgor"), granting to the Trustee a security interest in its ownerships interest in the Company (the "Membership Interest Pledge Agreement"); (iv) a certain Fee Deed of Trust, Security Agreement, Assignment of Rents and Leases, and Financing Statement, Fixture Filing and As-Extracted Collateral Filing, effective as of the Closing Date, by and among the Company as grantor, the trustee thereunder, and the Trustee, as beneficiary thereunder (the "Deed of Trust"); (v) a certain Security Agreement, dated as of June 1, 2023, and effective as of the Closing Date, by and between the Company and the Trustee (the "Security Agreement") (vi) a certain Guaranty Agreement, dated as of June 1, 2023, and effective as of the Closing Date, from American Carbon Corporation, in its capacity as "Guarantor" (the "Guarantor") in favor of the Trustee (the "Payment Guaranty"); (vii) the Operating Account Control Agreement dated as of the Closing Date, among the Borrower, the Trustee and Bank of America, N.A., as depository bank (the "Operating Account Control Agreement"); (viii) a certain Guaranty of Completion, dated as of June 1, 2023, and effective as of the Closing Date, from the Guarantor in favor of the Trustee (the "Completion Guaranty" and, together with the Payment Guaranty, the "Guaranties"); and (ix) all other security agreements in favor of one or more of the Senior Secured Parties (as defined in the Indenture) to secure the Company's obligations under the Loan Agreement and/or the Guarantor's obligations under the Guaranties ((i) – (ix) collectively, the "Security Documents").

The Bonds shall mature in the years, bear interest, be purchased at the prices, have the Bond Payment Dates, and be subject to optional redemption and excess proceeds mandatory redemption at the times and in the amounts, all as set forth in Schedule I attached hereto. The Authorized Denominations, Record Dates, and other details and particulars of the Bonds shall be as described in the Indenture and the Limited Offering Memorandum.

3. Public Offering. The Underwriter agrees to make a *bona fide* public offering of the Bonds at a price not in excess of the initial offering price or prices or yields not less than the yields set forth on the inside cover page of the Limited Offering Memorandum.

4. Delivery of the Limited Offering Memorandum and Other Documents.

(a) It is acknowledged by the Issuer that the Underwriter may deliver the Limited Offering Memorandum electronically over the internet on the website of Imagemaster, LLC at www.munios.com and in printed paper form. For purposes of this Purchase Agreement, the printed paper form of the Limited Offering Memorandum is deemed controlling. It is acknowledged and agreed by the Underwriter that the Issuer is a conduit issuer and has not prepared or assisted in the preparation of the Limited Offering Memorandum, and is not responsible for any statements made therein, except for the information contained under the captions "THE ISSUER" and "LITIGATION—The Issuer".

(b) The Issuer (at the expense of the Company) shall deliver or cause to be delivered to the Underwriter, promptly upon the completion thereof, a Limited Offering Memorandum relating to the Bonds dated the date hereof (such Limited Offering Memorandum, including the cover page, and all appendices attached thereto, is referred to herein as the "Limited Offering Memorandum"; if such Limited Offering Memorandum shall have been amended or supplemented between the date hereof and the Closing Date (as defined herein), the term "Limited Offering Memorandum" shall refer to the Limited Offering Memorandum as so amended or supplemented), and such additional conformed copies thereof as the Underwriter may reasonably request in sufficient quantities to comply with U.S. Securities and Exchange Commission Rule 15c2-12 ("Rule 15c2-12") and rules of the Municipal Securities Rulemaking Board ("MSRB"). The Underwriter agrees to file a copy of the Limited Offering Memorandum, including any supplements prepared by the Issuer, with the MSRB on its Electronic Municipal Markets Access ("EMMA") system. The Issuer shall execute the Limited Offering Memorandum by an authorized representative of the Issuer. The Underwriter hereby agrees to cooperate and assist in the preparation of the Limited Offering Memorandum. The Issuer hereby agrees to deliver (at the expense of the Company) to the Underwriter an electronic copy of the Limited Offering Memorandum in a form that permits the Underwriter to satisfy its obligations under the rules and regulations of the MSRB and the U.S. Securities and Exchange Commission ("SEC"). The Issuer hereby authorizes the Underwriter to use the Limited Offering Memorandum and the Indenture in connection with the public offering and sale of the Bonds; provided, however, that nothing herein shall constitute any representation, warranty or agreement of the Issuer that any information in the Limited Offering Memorandum (except information in the Limited Offering Memorandum under the captions "THE ISSUER" and "LITIGATION – The Issuer") or the Indenture or the Loan Agreement is accurate or does not contain any untrue or misleading statement or omit any statement necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading.

(c) At the time of acceptance and approval of this Purchase Agreement, the Company, will deliver or cause to be delivered to the Underwriter and the Issuer the Indemnity Agreement manually executed on behalf of the Company by its duly authorized representatives accepted and confirmed by the Underwriter and the Issuer by their respective duly authorized representative.

(d) In order to assist the Underwriter in complying with Rule 15c2-12, the Company will undertake, pursuant to the Continuing Disclosure Agreement, dated the Closing Date (the "Disclosure Agreement"), by and between the Company and UMB Bank, N.A., as dissemination agent, to provide annual financial information and notices of the occurrence of specified events. A description of the Disclosure Agreement is set forth in, and a form of such agreement is attached as Appendix D to, the Limited Offering Memorandum.

5. Representations. (a) The Issuer represents to and agrees with the Underwriter as follows:

(i) The Issuer is duly organized and validly existing, with full legal right, power and authority to issue, sell and deliver the Bonds to the Underwriter pursuant to the Indenture, and execute, deliver and perform its obligations, as the case may be, under this Purchase Agreement, the Indenture, the

Bonds, the Loan Agreement and the Tax Regulatory and Use of Proceeds Certificate and Agreement of the Issuer and the Company, dated the Closing Date, as to certain federal tax matters under Section 148 of the Code (the "Tax Certificate") and any other document to which the Issuer is a party and which is required in connection with the financing of the Project in the name and on behalf of the Issuer (collectively, the "Issuer Documents") and to perform and consummate all obligations and transactions required or contemplated by each of the Issuer Documents.

(ii) The Issuer has taken all necessary action and complied with all provisions of the constitution and laws of the State required to make the Issuer Documents the valid special revenue obligations of the Issuer that they purport to be, and, when executed and delivered by the Issuer and the other parties thereto, the Issuer Documents, including this Purchase Agreement and the Indenture, will, assuming due authorization, execution and delivery by the other parties thereto, constitute legal, valid and binding special obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms (subject to applicable bankruptcy, insolvency, moratorium or other similar laws or equitable principles affecting creditors' rights or remedies).

(iii) The Bonds, when duly issued and authenticated in accordance with the Indenture and delivered to the Underwriter as provided herein, will be validly issued and outstanding special revenue obligations of the Issuer, entitled to the benefits of the Indenture and payable from the sources therein specified.

(iv) The Issuer has executed and delivered, or will execute and deliver on or before the Closing Date, each of the Issuer Documents. The Bonds and each of the Issuer Documents constitutes, or will, as of the Closing Date, constitute, a legal, valid and binding special obligation of the Issuer enforceable against the Issuer in accordance with their respective terms, subject to any applicable bankruptcy, insolvency or other laws affecting creditors' rights or remedies heretofore or hereafter enacted. The Bonds and each of the Issuer Documents has been executed and delivered, or will be executed and delivered on or before the Closing Date, by the Issuer and are currently in full force and effect or, as of the Closing Date, will be in full force and effect, with respect to the Issuer.

(v) The execution and delivery of the Issuer Documents and the signing and acceptance of the Indemnity Agreement will not conflict with or constitute a breach of, or default under, any indenture, commitment, agreement or other instrument to which the Issuer is a party or by which it is bound, or under any existing law, rule, regulation, ordinance, judgment, order or decree to which the Issuer (or any of its officers or directors, in their respective capacities as such) is subject or under any provision of any law of the State relating to the Issuer.

(vi) The Issuer is not in breach of or default under any applicable law or administrative regulation of the State or the United States or any applicable judgment or decree or administrative ruling or any agreement, resolution, certificate or other instrument to which the Issuer is a party or is otherwise subject, which breach or default would in any way materially adversely affect the transaction contemplated by the Issuer Documents or the issuance of the Bonds, and no event has occurred and is continuing which with the passage of time or the giving of notice, or both, would constitute such a breach of or default under any such instrument.

(vii) All approvals, consents and orders of any governmental authority, board, agency, council, commission or other body having jurisdiction which would constitute a condition precedent to the performance by the Issuer of its obligations hereunder and under the Bonds and the Issuer Documents have been obtained; *provided*, that the Issuer makes no representations as to any approvals, consents, orders or other actions which may be necessary to qualify the Bonds for offer and sale under Blue Sky or other state securities laws or regulations.

(viii) Any certificates executed by any official of the Issuer and delivered to the Underwriter pursuant hereto or in connection herewith shall be deemed a representation and warranty of the Issuer as to the accuracy of the statements therein made.

(ix) The information in the Limited Offering Memorandum under the captions "THE ISSUER" and "LITIGATION—The Issuer" is, as of its date and at all times after the date of the Limited Offering Memorandum up to and including the Closing Date will be, true and correct in all material respects and will not contain any untrue or misleading statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Issuer has not confirmed and assumes no responsibility for the accuracy or completeness of any of the information in the Limited Offering Memorandum other than the information relating to the Issuer under those captions.

(x) If the Limited Offering Memorandum is supplemented or amended, at the time of each supplement or amendment thereto and (unless subsequently again supplemented or amended) at all times subsequent thereto up to and including the time of the Closing, the information in the Limited Offering Memorandum under the captions "THE ISSUER" and "LITIGATION – The Issuer" as so supplemented or amended will be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xi) If between the date hereof and the time of Closing, any event shall occur which might or would cause the information in the Limited Offering Memorandum under the captions "THE ISSUER" and "LITIGATION – The Issuer", as then supplemented or amended, to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuer shall notify the Underwriter thereof, and if, in the opinion of the Underwriter, such event requires the preparation and publication of a supplement or amendment to the Limited Offering Memorandum, the Issuer shall promptly (and in any event before the Closing) prepare and furnish (at the expense of the Company) a reasonable number of copies of an amendment of or supplement to the Limited Offering Memorandum in form and substance satisfactory to the Underwriter. The Issuer shall advise the Underwriter promptly of the institution of any proceedings known to it by any governmental agency prohibiting or otherwise affecting the use of the Limited Offering Memorandum in connection with the offering, sale or distribution of the Bonds.

(xii) Except as described in the Limited Offering Memorandum, no litigation, proceeding or official investigation of any governmental or judicial body is pending against the Issuer or, to the knowledge of the Issuer, threatened against the Issuer, (i) seeking to restrain or enjoin the issuance, sale or delivery of any of the Bonds, or the payment or collection of any amounts pledged or to be pledged to pay the principal of and interest on the Bonds, (ii) in any way contesting or affecting any authority for the issuance of the Bonds or the validity or binding effect of the Bonds or any of the Issuer Documents, (iii) which is in any way contesting the creation, existence, powers or jurisdiction of the Issuer or the validity or effect of the Indenture or the Act or any provision thereof or the application of the proceeds of the Bonds or (iv) which, if adversely determined, could materially adversely affect the transactions contemplated by the Limited Offering Memorandum or any of the Legal Documents (as defined below).

(xiii) The Issuer has not been notified of any listing or proposed listing by the Internal Revenue Service (the "IRS") to the effect that the Issuer is a bond issuer whose arbitrage certificates may not be relied upon.

It is understood that the representations, warranties and agreements of the Issuer contained in this Section and elsewhere in this Purchase Agreement shall not create any general obligation or liability of the

Issuer, and that any obligation or liability of the Issuer hereunder or under the Issuer Documents is payable solely out of the revenues and other income pledged therefor and that no past, present or future member, officer, agent or employee of the Issuer shall be personally liable for any such obligation or liability. It is further understood and agreed that the Issuer makes no representations or warranties, except as set forth above, as to the Limited Offering Memorandum or as to (i) the financial condition, results of operation, business or prospects of the Company, (ii) any statements (financial or otherwise), representations, documents or certifications provided or to be provided by the Company in connection with the offer or sale of the Bonds, or (iii) the correctness, completeness or accuracy of such statements, representations, documents or certifications.

(b) The Underwriter represents and warrants that as of the date hereof and as of the Closing Date, the Underwriter is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having all requisite corporate power and authority to carry on its business as now constituted. The Underwriter represents and warrants to the Issuer and the Company that the Underwriter has taken all necessary action to authorize, execute and deliver this Purchase Agreement, and this Purchase Agreement has been duly executed and delivered and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of the Underwriter enforceable against the Underwriter in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and the application of general principles of equity.

(c) The Company represents to and agrees with the Underwriter as follows:

(i) The Borrower approves the distribution and use of the Limited Offering Memorandum. The statements and the information set forth and incorporated by reference in the Limited Offering Memorandum regarding the Company's participation in the transaction contemplated by (A) the Loan Agreement and the Note, (B) this Bond Purchase Agreement, (C) the Security Documents, (D) the Disclosure Agreement, (E) the Tax Certificate, and (F) any other documents required by the Issuer or the Underwriter to which the Company is a party (collectively, the "Company Documents"), are true and correct and all such statements and information set forth in the Limited Offering Memorandum with respect to the Company and the Company Documents as of the Closing Date will be true and correct in all material respects and the Limited Offering Memorandum with respect to the Company and the Company Documents does not contain any untrue or misleading statement of a material fact or omit to state any material fact necessary to make the statement therein, in light of the circumstances under which it is made, not misleading.

(ii) If, at any time prior to the earlier of (A) receipt of notice from the Underwriter that the Limited Offering Memorandum is no longer required to be delivered under the Rule, or (B) ninety (90) days after the Closing, any event occurs known to the Borrower (or which should have been known to the Borrower upon diligent inquiry) as a result of which the Limited Offering Memorandum with respect to the Company, the Project, and the Company Documents, as then amended or supplemented, might include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Company shall promptly notify the Underwriter thereof in writing. Upon the written request of the Underwriter, the Company shall prepare and deliver to the Underwriter, at the expense of the Company (including attorneys' fees), as many copies of an amendment or supplement to the Limited Offering Memorandum which will correct any untrue statement or omission therein as the Underwriter may reasonably request.

(iii) The Borrower is a limited liability company duly formed and in good standing under the laws of the State of Indiana, having the power to own its property and carry on its business as now being conducted, and is validly existing and duly qualified and authorized to do business in the State of Indiana and in the State and every other state, country, or other jurisdiction in which the nature of the

Project, its business and property makes such qualification necessary, and the Company has full legal right, power and authority to enter into the Company Documents, and to carry out and consummate all transactions contemplated by such documents.

(iv) The execution and delivery of this Bond Purchase Agreement does not, and the execution and delivery of the Company Documents and compliance with the provisions of each of them, under the circumstances contemplated thereby, does not and will not conflict with or constitute on the part of the Company a breach of or default under any other agreement or instrument to which the Company is a party or to the Company's knowledge, any existing law, administrative regulation, court order or consent decree to which the Borrower is subject.

(v) All approvals, consents and orders of any governmental authority, board, agency, council, commission or other body in or of any state and the federal government having jurisdiction which would constitute a condition precedent to the performance by the Company of its obligations hereunder and under the other Company Documents have been obtained or, if not, will be obtained at the time of or prior to the Closing Date (provided no representation or warranty is expressed as to any action required under federal or state securities or Blue Sky laws in connection with the sale of the Bonds by the Underwriter).

(vi) This Bond Purchase Agreement does, and the other Company Documents, when each of them has been executed and delivered by the Company, will, assuming due authorization, execution and delivery by the other parties thereto, each, constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to any applicable bankruptcy, insolvency or other laws affecting creditors' rights or remedies heretofore or hereafter enacted.

(vii) To the knowledge of the Company, no litigation is pending or threatened (A) seeking to restrain or enjoin the issuance or delivery of the Bonds or the application of proceeds of the Bonds as provided in the Indenture and the Loan Agreement or the collection of revenues pledged under the Indenture, (B) in any way contesting or affecting any authority for the issuance of the Bonds or the validity of the Bonds, or any other Company Documents, or (C) in any way affecting, in a material adverse manner, the Project, the property of the Company or contesting the existence or powers of the Company.

(viii) The Limited Offering Memorandum was, as of its date, "final" within the meaning of (b)(1) of the Rule.

(ix) The Company has not within the last five (5) years been subject to any continuing disclosure undertaking under Rule 15c2-12 promulgated by the Securities Exchange Commission.

(x) The Company has not been in default as to principal or interest with respect to any obligation issued by or guaranteed by the Company or with respect to which the Company is an obligor.

(xi) The Company has full power and authority to execute, deliver and perform the Tax Certificate, and all other documents, instruments and certificates of the Company delivered in connection therewith on or prior to the date of the Closing Date, and the execution, delivery and performance of such shall not violate, conflict with or result in the breach of or default under the Articles of Organization or Bylaws of the Company or under any terms or provisions under any law, ordinance, regulation, decree, order, agreement or instrument of any nature whatsoever to which the Company or any of its properties are subject.

6. Closing. At 10:00 A.M., Eastern Time, on June 8, 2023, or at such other time or date as the Underwriter and the Issuer may mutually agree upon (the "Closing Date"), the Issuer will deliver or cause to be delivered to the Underwriter, at the offices of Snell & Wilmer L.L.P. or at such other place as the Underwriter and the Issuer may mutually agree upon, the Bonds, through the facilities of The Depository Trust Company, New York, New York ("DTC"), duly executed and authenticated, and the other documents

specified in Section 7 (the "Closing"). At the Closing, (a) upon satisfaction of the conditions herein specified, the Underwriter shall accept the delivery of the Bonds, and pay the purchase price therefor in federal funds payable to the order of the Trustee for the account of the Issuer and (b) the Issuer shall deliver or cause to be delivered the Bonds to the Underwriter through the facilities of DTC in definitive or temporary form, duly executed by the Issuer and in the authorized denominations as specified by the Underwriter at the Closing, and the Issuer shall deliver the other documents hereinafter mentioned. The Bonds shall be made available to the Underwriter at least one (1) business day before the Closing Date for purposes of inspection.

7. Conditions Precedent. The Underwriter has entered into this Purchase Agreement in reliance upon (i) the representations and agreements of the Issuer contained herein and the performance by the Issuer of its obligations hereunder, both as of the date hereof and as of the Closing Date and (ii) the representations and agreements of the Company contained herein and in the Indemnity Agreement and the performance by the Company of its obligations hereunder and under the Indemnity Agreement, both as of the date hereof and as of the Closing Date.

(a) The Underwriter's obligations under this Purchase Agreement are and shall be subject to the following further conditions:

(i) The representations of the Issuer and the Company contained herein shall be true, complete and correct in all material respects on the date of acceptance hereof and on and as of the Closing Date.

(ii) At the time of the Closing, the Limited Offering Memorandum, this Purchase Agreement, the Indenture, the Bonds, the Loan Agreement, the Promissory Note, dated the Closing Date from the Company in favor of the Issuer which evidences the obligation of the Company to repay amounts loaned by the Issuer to the Company under the Loan Agreement equal to the principal of, premium, if any, and interest on the Bonds (the "Note"), the Disclosure Agreement, the Indemnity Agreement, the Security Documents and any other applicable agreement to which the Issuer, the Company or the Guarantor is a party (collectively, the "Legal Documents") and all other contracts, documents, agreements and legislation referred to in the Limited Offering Memorandum relating to the Project or the issuance of the Bonds or securing the Bonds shall be in full force and effect and shall not have been amended, modified or supplemented except as may have been agreed to in writing by the Underwriter.

(iii) The Issuer shall perform or have performed all of its obligations required under or specified in the Issuer Documents and the Limited Offering Memorandum to be performed at or prior to the Closing.

(iv) The Issuer shall have delivered to the Underwriter final Limited Offering Memorandums by the time, and in the numbers, required by Section 4 of this Purchase Agreement.

(v) As of the date hereof and at the time of Closing, all necessary official action of the Issuer relating to the Issuer Documents and the Limited Offering Memorandum shall have been taken and shall be in full force and effect and shall not have been amended, modified or supplemented in any material respect.

(vi) After the date hereof, up to and including the time of the Closing, there shall not have occurred any change in or particularly affecting the Issuer, the Act, the Legal Documents, the Trust Estate or the Bonds as the foregoing matters are described in the Limited Offering Memorandum, which in the reasonable professional judgment of the Underwriter materially impairs the investment quality of the Bonds.

(vii) The Company shall have performed all of its obligations and agreements under the Indemnity Agreement at or prior to the Closing Date, and the representations and warranties of the Company therein shall be accurate in all material respects as of the date thereof and accurate in all material respects as if made on and as of the Closing Date.

(viii) There shall have been executed and delivered to the Trustee the Legal Documents. The appropriate documents and financing statements relating to the Legal Documents shall have been recorded or filed in such manner and in such places as are required by law or reasonably requested by the Trustee to establish, preserve, protect and perfect the lien of such Legal Documents, as applicable, as a valid first lien on the collateral covered thereby, and all taxes, fees and other charges in connection with the execution, delivery or filing of the Legal Documents, as applicable, and such financing statements shall have been duly paid.

(ix) At or prior to the Closing, the Underwriter shall receive the following documents (in each case with only such changes as the Underwriter shall approve):

(1) The approving opinion of Snell & Wilmer L.L.P. ("Bond Counsel") relating to the Bonds and the excludability from gross income of interest thereon, dated the Closing Date, substantially in the form attached as Appendix C to the Limited Offering Memorandum, and a reliance letter with respect thereto addressed to the Underwriter and AllianceBernstein L.P., as the registered investment advisor for the original bond purchaser(s);

(2) The supplemental opinions of Bond Counsel, addressed to the Underwriter and AllianceBernstein L.P., as the registered investment advisor for the original bond purchaser(s), dated the Closing Date, in the form attached hereto as Appendix B;

(3) The opinion of Snell & Wilmer L.L.P., special counsel to the Company and the Guarantor, in form and substance satisfactory to the Underwriter and its counsel and the Issuer and addressed to the Underwriter, the Issuer, the Trustee and AllianceBernstein L.P., as the registered investment advisor for the original bond purchaser(s), in the form attached hereto as Appendix C;

(4) The opinion of Gregory Q. Jensen, General Counsel to the Company, in form and substance satisfactory to the Underwriter and its counsel and the Issuer and addressed to the Underwriter, the Issuer, the Trustee and AllianceBernstein L.P., as the registered investment advisor for the original bond purchaser(s), as to certain matters relating to the operation of the Project financed with the proceeds of the Bonds, in the form attached hereto as Appendix D;

(5) The opinion of Spilman Thomas & Battle, PLLC, counsel to the Issuer, dated the Closing Date and addressed to the Underwriter, the Issuer, Bond Counsel and AllianceBernstein L.P., as the registered investment advisor for the original bond purchaser(s), in the form attached hereto as Appendix E;

(6) The opinion of Jackson Kelly PLLC, counsel to the Underwriter, dated the Closing Date and addressed to the Underwriter, and covering such matters as the Underwriter may reasonably request, in the form attached hereto as Appendix F;

(7) A certificate, dated the Closing Date, signed by the Chairman of the Issuer to the effect that: (a) the representations and warranties of the Issuer contained herein are true and correct in all material respects as of the Closing Date; (b) the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Issuer Documents at or prior to the Closing Date; (c) no event of default has occurred and is continuing, and no event has occurred and is continuing which, with the lapse of time or the giving of notice,

or both, would constitute an event of default, by the Issuer pursuant to the Issuer Documents, which default would in any material way adversely affect the transactions contemplated by the Issuer Documents or the issuance of the Bonds; (d) the Issuer Documents have been duly authorized and executed and are in full force and effect; (e) except as described in the Limited Offering Memorandum, no litigation is pending or, to his or her knowledge, threatened (i) seeking to restrain or enjoin the issuance or delivery of any of the Bonds, (ii) in any way contesting or affecting any authority for the issuance of the Bonds or the validity of the Bonds, or any Issuer Document, (iii) in any way contesting the creation, existence or powers of the Issuer or the validity or effect of the Act or any provision thereof or the application of the proceeds of the Bonds, or (iv) which, if adversely determined, could materially adversely affect the transactions contemplated by the Limited Offering Memorandum or any Issuer Document; and (f) to the best of his or her knowledge, no event affecting the Issuer has occurred since the date of the Limited Offering Memorandum which should be disclosed in the Limited Offering Memorandum in order to make the statements and information in the Limited Offering Memorandum under the captions "THE ISSUER" and "LITIGATION—The Issuer" not misleading in any material respect;

(8) A certificate of the Issuer, signed by an authorized representative of the Issuer satisfactory to the Underwriter and dated the Closing Date, to the effect that attached to such certificate as an appendix is a true specimen of the Bonds;

(9) A certificate of the Company, signed by an authorized representative of the Company satisfactory to the Underwriter and the Issuer and dated the Closing Date, to the effect that (A) each of the representations and warranties of the Company contained in the Company Documents is true and complete in all material respects on and as of the Closing Date; (B) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Company Documents at or prior to the Closing Date; (C) except as disclosed in the Limited Offering Memorandum, no event of default has occurred and is continuing, and no event has occurred and is continuing which, with the lapse of time or the giving of notice, or both, would constitute an event of default, by the Company pursuant to the Company Documents, or, to the best of its knowledge, any other party to the Company Documents; (D) except as disclosed in the Limited Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, pending or, to its knowledge, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would materially and adversely affect the validity or enforceability of the Company Documents or which might have a material and adverse effect on the business, assets or financial condition of the Company; (E) the information contained in the Limited Offering Memorandum (other than under the headings "THE ISSUER," "THE BONDS – Book-Entry-Only System," "TAX MATTERS" and "LITIGATION – The Issuer" and in Appendix C) is accurate in all material respects and does not omit to state a material fact required to be stated therein or necessary to make the statements contained in the Limited Offering Memorandum, in the light of the circumstances under which they were made, not misleading; (F) no event has occurred since the date of the Limited Offering Memorandum which either makes untrue or incorrect in any material respect, as of the Closing Date, any statement or information contained in the Limited Offering Memorandum (other than under the headings "THE ISSUER," "THE BONDS – Book-Entry-Only System," "TAX MATTERS" and "LITIGATION – The Issuer" and in Appendix C), or is not reflected in the Limited Offering Memorandum but should be reflected therein in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; (G) no authority or proceeding for the execution of the Company Documents has been repealed, revoked, rescinded or materially amended; and (H) the Company Documents have been duly authorized, executed and delivered by the Company, are or will be in full force and effect and are or will be binding, enforceable obligations of the Company, and, except to the extent to which the

Underwriter and the Issuer have given written consent, have not been amended, modified or repealed since their date of execution;

(10) Executed or certified copies of the Legal Documents;

(11) The Tax Certificate of the Issuer and the Company, in form satisfactory to Bond Counsel, executed by such officials of the Issuer and the Company as shall be satisfactory to the Underwriter;

(12) Materials, satisfactory to the Underwriter and its counsel, supporting the excludability of interest on the Bonds from gross income for federal income tax purposes, including, without limitation, a certificate of the Issuer, signed by an authorized representative of the Issuer satisfactory to the Underwriter and dated the Closing Date, regarding evidence of any public hearings held regarding the Bonds and the Project and published notices with respect thereto; extracts from the record of any such hearings; any elected executive official or legislative approval of the Bonds; evidence of the use of proceeds of the Bonds in conformance with the arbitrage requirements of the Code; evidence of volume cap allocation pursuant to Section 146 of the Code; and evidence of the satisfaction of all requirements under the Code with respect to solid waste disposal facilities;

(13) Evidence of the proper recordation or filing of any necessary security instruments, including any financing statements, and the taking of any other action required to be taken pursuant to the terms of the Legal Documents to perfect the liens and security interests created by the applicable Legal Documents;

(14) With respect to the Issuer, a copy of the resolution adopted on behalf of the Issuer relating to the authorization of the Issuer Documents, and evidence of any required publication of notice or public hearings held in connection therewith, accompanied by a certificate of the appropriate official of the Issuer to the effect that such Issuer resolution has been duly authorized, has not been modified and is in full force and effect as of the Closing Date;

(15) With respect to the Company, a copy of the certificate of formation certified as true and correct by the Company as of the Closing Date; a copy of the approving resolutions of the board of directors of the Company relating to and approving the Company Documents, accompanied by a certificate of an appropriate official of the Company to the effect that such approving resolutions have been duly authorized, have not been modified and are in full force and effect; and a certificate of the Secretary of State of the State of Indiana as to the good standing of the Company, as of the close of business on a date as near as reasonably practicable to the Closing Date;

(16) A certificate of an authorized officer of the Trustee, dated as of the Closing Date, to the effect that: (a) the Trustee is a national banking association organized and existing under and by virtue of the laws of the United States of America, having the full power and being qualified to enter into and perform its duties under the Indenture and to authenticate and deliver the Bonds to the Underwriter; (b) the Trustee is duly authorized to enter into the Indenture and to authenticate and deliver the Bonds to the Underwriter pursuant to the Indenture; (c) when delivered to and paid for by the Underwriter at the Closing, the Bonds will have been duly authenticated and delivered by the Trustee; (d) the execution and delivery of the Indenture and compliance with the provisions on the Trustee's part contained therein, will not conflict with or constitute a breach of or default under any law, administrative regulation, judgment, decree, loan agreement, indenture, note, resolution, agreement or other instrument to which the Trustee is a party or is otherwise subject (except that no representation, warranty or agreement is made with respect to any federal

or state securities or blue sky laws or regulations), which conflict, breach or default would materially impair the ability of the Trustee to perform its obligations under the Indenture, nor will any such execution, delivery, adoption or compliance result in the creation or imposition of any lien, charge or other security interest or encumbrance of any nature whatsoever upon any of the properties or assets held by the Trustee pursuant to the lien created by the Indenture under the terms of any such law, administrative regulation, judgment, decree, loan agreement, indenture, bond, note, resolution, agreement or other instrument, except as provided by the Indenture; and (e) to the best of the knowledge of the Trustee, it has not been served with any action, suit, proceeding, inquiry or investigation in law or in equity, before or by any court, governmental agency, public board or body, nor is any such action or other proceeding threatened against the Trustee, affecting the existence of the Trustee, or the titles of its officers to their respective offices or seeking to prohibit, restrain, or enjoin the execution and delivery of the Bonds or the collection of revenues to be applied to pay the principal, premium, if any, and interest with respect to the Bonds, or the pledge thereof, or in any way contesting or affecting the validity or enforceability of the Indenture, or contesting the powers of the Trustee or its authority to enter into, adopt or perform its obligations under any of the foregoing to which it is a party, wherein an unfavorable decision, ruling or funding would materially adversely affect the validity or enforceability of the Indenture or the power and authority of the Trustee to enter into and perform its duties under the Indenture and to authenticate and deliver the Bonds to or upon the order of the Underwriter;

(17) A certificate of the Trustee, signed by an authorized representative of the Trustee satisfactory to the Underwriter and dated the Closing Date, to the effect that (A) pursuant to the terms of the Indenture, the Trustee has duly accepted the office of trustee; (B) attached to the certificate as an appendix thereto is evidence of authority to act as Trustee, (C) the Trustee has received all of the documents specified in the Indenture that are prerequisite to its authentication and delivery of the Bonds; (D) the Trustee's certificate of authentication on the Bonds has been duly executed on behalf of the Trustee by a duly authorized signatory of the Trustee; (E) the Bonds have been delivered to and paid for by the Underwriter; and (F) the proceeds of the Bonds have been credited in accordance with the Indenture;

(18) Evidence that IRS Form 8038 relating to the Bonds has been executed by the Issuer and will be filed with the IRS within the applicable time limit;

(19) A copy of the Issuer's executed blanket letter of representation to DTC; and

(20) Such additional certificates, proceedings, instruments and other documents as the Underwriter, counsel for the Underwriter or Bond Counsel may reasonably request to evidence (A) compliance by the Issuer with legal requirements, (B) the truth and accuracy, as of the time of Closing, of the representations of the Issuer herein contained and the representations of the Company contained in the Indemnity Agreement and (C) the due performance or satisfaction by the Issuer and the Company at or prior to such time of all agreements then to be performed and all conditions then to be satisfied by the Issuer and the Company, respectively.

8. Termination. If the Issuer shall be unable to satisfy the conditions of the Underwriter's obligations contained in this Purchase Agreement or if the Underwriter's obligations shall be terminated for any reason permitted by this Purchase Agreement, this Purchase Agreement may be cancelled by the Underwriter at, or at any time before, the time of the Closing. Notice of such cancellation shall be given by the Underwriter to the Issuer and the Company in writing, or by telephone confirmed in writing. The performance by the Issuer or the Company of any and all conditions contained in this Purchase Agreement for the benefit of the Underwriter may be waived by the Underwriter.

(a) The Underwriter shall also have the right, before the time of Closing, to cancel its obligations to purchase the Bonds, by written notice by the Underwriter to the Issuer, if between the date hereof and the time of Closing:

(i) An event shall occur which makes untrue or incorrect in any material respect, as of the time of such event, any statement or information contained in the Limited Offering Memorandum or which is not reflected in the Limited Offering Memorandum but should be reflected therein in order to make the statements contained therein in the light of the circumstances under which they were made not misleading in any material respect; or

(ii) The marketability of the Bonds or the market prices of the Bonds or the ability of the Underwriter to enforce contracts for the sale of the Bonds shall have been materially and adversely affected, in the professional judgment of the Underwriter, by any of the following events:

(1) An amendment to the Constitution of the United States or the State shall have been passed or legislation shall have been introduced in or enacted by the Congress of the United States or the legislature of any state having jurisdiction of the subject matter or legislation pending in the Congress of the United States shall have been amended or legislation shall have been recommended to the Congress of the United States or to any state having jurisdiction of the subject matter or otherwise endorsed for passage (by press release, other form of notice or otherwise) by the President of the United States, the Treasury Department of the United States, the IRS or the Chairman or ranking minority member of the Committee on Finance of the United States Senate or the Committee on Ways and Means of the United States House of Representatives, or legislation shall have been proposed for consideration by either such Committee by any member thereof or presented as an option for consideration by either such Committee by the staff of such Committee or by the staff of the joint Committee on Taxation of the Congress of the United States, or legislation shall have been favorably reported for passage to either House of the Congress of the United States by a Committee of such House to which such legislation has been referred for consideration, or a decision shall have been rendered by a court of the United States or of the State or the Tax Court of the United States, or a ruling shall have been made or a regulation or temporary regulation shall have been proposed or made or any other release or announcement shall have been made by the Treasury Department of the United States, the IRS or other federal or State authority, with respect to federal or State taxation upon revenues or other income of the general character to be derived by the Issuer or upon interest received on obligations of the general character of the Bonds which, in the judgment of the Underwriter, may have the purpose or effect, directly or, indirectly, of affecting the tax status of the Issuer, the property or income of the Company, the securities of the Issuer or the Company (including the Bonds) or the interest thereon, or any tax exemption granted or authorized by State legislation; or

(2) The declaration of war or engagement in or escalation of military hostilities by the United States or the occurrence or escalation of any other national emergency or calamity or terrorism affecting the operation of the government of, or the financial community in, the United States or elsewhere; or

(3) a downgrade of the sovereign debt rating of the United States by any major credit rating agency or payment default on United States Treasury obligations; or

(4) a default with respect to the debt obligations of, or the institution of proceedings under any federal bankruptcy laws by or against any state of the United States or any city, county or other political subdivision located in the United States having a population of over 1,000,000; or

(5) The declaration of a general banking moratorium by federal authorities or the authorities of any state; or

(6) The occurrence of a major financial crisis, a material disruption in commercial banking or securities settlement or clearance services, or a material disruption or deterioration in the fixed income or municipal securities market; or

(7) Additional material restrictions not in force or being enforced as of the date hereof shall have been imposed upon trading in securities generally by any governmental authority or by any national securities exchange; or

(8) The general suspension of trading, minimum or maximum prices for trading shall have been fixed and be in force or maximum ranges or prices for securities shall have been required on the New York Stock Exchange or other national stock exchange whether by virtue of a determination by that exchange or by order of the SEC or any other governmental agency having jurisdiction or any national securities exchange; or

(iii) Legislation enacted, introduced in the Congress or recommended for passage by the President of the United States, or a decision rendered by a court established under Article III of the Constitution of the United States or by the Tax Court of the United States, or an order, ruling, regulation (final, temporary or proposed) issued or made by or on behalf of the SEC, or any other governmental agency having jurisdiction of the subject matter shall have been made or issued to the effect that the Bonds, other securities of the Issuer or obligations of the general character of the Bonds are not exempt from registration under the 1933 Act, or that the Indenture is not exempt from qualification under the Trust Indenture Act; or

(iv) Any change in or affecting the Issuer, the Company, the Act, the Legal Documents, the Trust Estate or the Bonds as the foregoing matters are described in the Limited Offering Memorandum, which in the professional judgment of the Underwriter materially impairs the investment quality of the Bonds; or

(v) An order, decree or injunction of any court of competent jurisdiction, issued or made to the effect that the issuance, offering or sale of obligations of the general character of the Bonds, or the issuance, offering or sale of the Bonds, including any or all underlying obligations, as contemplated hereby or by the Limited Offering Memorandum, is or would be in violation of any applicable law, rule or regulation, including (without limitation) any provision of applicable federal securities laws as amended and then in effect; or

(vi) A stop order, ruling, regulation, proposed regulation or statement by or on behalf of the SEC or any other governmental agency having jurisdiction of the subject matter shall have been issued or made or any other event occurs, the effect of which is that the issuance, offering, sale or distribution of the Bonds, or the execution and delivery of any Legal Documents, as contemplated hereby or by the Limited Offering Memorandum, is or would be in violation of any applicable law, rule or regulation, including (without limitation) any provision of applicable federal securities laws, including the 1933 Act, the Securities Exchange Act of 1934 or the Trust Indenture Act, each as amended and as then in effect; or

(vii) Any litigation shall be instituted or be pending at the time of the Closing to restrain or enjoin the issuance, sale or delivery of the Bonds, or in any way contesting or affecting any authority for or the validity of the proceedings authorizing and approving the Bonds, the Act, the Legal Documents or the existence or powers of the Issuer with respect to its obligations under the Issuer Documents or the Bonds.

9. Amendments to Limited Offering Memorandum. During the period commencing on the Closing Date and ending twenty-five (25) days from the end of the underwriting period, the Issuer shall advise the Underwriter if any event relating to or affecting the information in the Limited Offering Memorandum under the captions "THE ISSUER" or "LITIGATION – The Issuer" shall occur as a result of which it may be necessary or appropriate to amend or supplement the Limited Offering Memorandum in order to make the Limited Offering Memorandum not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or "potential customer" (as defined for purposes of Rule 15c2-12). If any such event occurs and in the reasonable judgment of the Underwriter or the Issuer, an amendment or supplement to the Limited Offering Memorandum is appropriate, the Issuer shall, at the Company's expense, forthwith prepare and furnish to the Underwriter a reasonable number of copies of an amendment of or supplement to the Limited Offering Memorandum (in form and substance satisfactory to counsel for the Underwriter) that will amend or supplement the Limited Offering Memorandum so that it will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Limited Offering Memorandum is delivered to a purchaser or "potential customer," not misleading.

10. Expenses.

(a) The Underwriter will be under no obligation to pay any expenses incidental to the performance of the obligations of the Issuer hereunder, including but not limited to: (1) the cost of the preparation and printing or other reproduction and mailing or delivering of the Limited Offering Memorandum; (2) the cost of the preparation and printing or other reproduction of the Legal Documents and any other agreement to be executed by the Issuer or the Company; (3) the cost of the preparation and delivery of the Bonds; (4) the fees and disbursements of the Trustee, the Paying Agent or the Registrar in connection with the issuance of the Bonds; (5) the fees and disbursements of any experts or advisors retained by the Company; (6) the fees and expenses of counsel to the bond purchaser; and (7) any other expenses, including, but not limited to, meals, transportation and lodging, not enumerated in paragraph (b) immediately below, incurred in connection with the issuance of the Bonds. All such expenses listed in this Section 10(a) shall be paid by the Company pursuant to Section 2(e) of the Indemnity Agreement.

(b) The Issuer will be under no obligation to pay any expenses incidental to the performance of the obligations of the Underwriter hereunder, including but not limited to: (1) the costs of preparing this Purchase Agreement; (2) all advertising expenses in connection with the public offering of the Bonds; (3) any amount required to be paid to the MSRB as their special assessments; (4) the fees and disbursements of the Underwriter or counsel to the Underwriter; (5) the fees and disbursements of Bond Counsel or counsel to the Issuer; (6) the fees of DTC, if any; and (7) all other expenses incurred in connection with the public offering and distribution of the Bonds, including the out-of-pocket expenses of the Underwriter, and the cost of Blue Sky filings, if any. All such expenses listed in this Section 10(b) shall be paid by the Company pursuant to Section 2(e) of the Indemnity Agreement.

(c) The provisions of this Section 10 shall remain operative and in full force and effect, and shall survive any termination of this Purchase Agreement or the delivery of the Bonds under this Purchase Agreement.

11. Use of Documents. The Issuer hereby authorizes the Underwriter to use, in connection with the public offering and sale of the Bonds, this Purchase Agreement, the Limited Offering Memorandum and the Issuer Documents, and the information contained herein and therein; provided, however, that nothing herein shall constitute any representation, warranty or agreement of the Issuer that any information in the Limited Offering Memorandum (except information in the Limited Offering Memorandum under the captions "THE ISSUER" and "LITIGATION –The Issuer") or this Purchase Agreement or the Issuer Documents is accurate or does not contain any untrue or misleading statement or

omit any statement necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

12. Establishment of Issue Price.

(a) The Underwriter agrees to assist the Issuer in establishing the issue price of the Bonds and shall execute and deliver to the Issuer on the Closing Date an "issue price" or similar certificate, substantially in the form attached hereto as Exhibit A, together with the supporting pricing wires or equivalent communications, with such modifications as may be deemed appropriate or necessary, in the reasonable judgment of the Underwriter, the Issuer and Bond Counsel, to accurately reflect, as applicable, the sales price or prices or the initial offering price or prices to the public of the Bonds.

(b) The Issuer represents that it will treat the first price at which 10% of each maturity of the Bonds (the "10% test") is sold to the public as the issue price of that maturity (if different interest rates apply within a maturity, each separate CUSIP number within that maturity will be subject to the 10% test).

(c) The Underwriter confirms that it has offered the Bonds to the public on or before the date of this Purchase Agreement at the offering price or prices (the "initial offering price"), or at the corresponding yield or yields, set forth in the final Limited Offering Memorandum. Schedule III also sets forth, as of the date of this Purchase Agreement, the maturities, if any, of the Bonds for which the 10% test has not been satisfied and for which the Issuer and the Underwriter agrees that the restrictions set forth in the next sentence shall apply (the "hold-the-offering-price rule"). So long as the hold-the-offering-price rule remains applicable to any maturity of the Bonds, the Underwriter will neither offer nor sell unsold Bonds of that maturity to any person at a price that is higher than the initial offering price to the public during the period starting on the sale date and ending on the earlier of the following:

(i) the close of the fifth (5th) business day after the sale date; or

(ii) the date on which the Underwriter has sold at least 10% of that maturity of the Bonds to the public at a price that is no higher than the initial offering price to the public.

(d) The Underwriter confirms that any selling group agreement and any retail distribution agreement relating to the initial sale of the Bonds to the public, together with the related pricing wires, contains or will contain language obligating each dealer who is a member of the selling group and each broker-dealer that is a party to such retail distribution agreement, as applicable, to (i) report the prices at which it sells to the public the unsold Bonds of each maturity allotted to it until it is notified by the Underwriter that either the 10% test has been satisfied as to the Bonds of that maturity or all Bonds of that maturity have been sold to the public and (ii) comply with the hold-the-offering-price rule, if applicable, in each case if and for so long as directed by the Underwriter. The Issuer acknowledges that, in making the representation set forth in this subsection, the Underwriter will rely on (i) in the event a selling group has been created in connection with the initial sale of the Bonds to the public, the agreement of each dealer who is a member of the selling group to comply with the hold-the-offering-price rule, if applicable, as set forth in a selling group agreement and the related pricing wires, and (ii) in the event that a retail distribution agreement was employed in connection with the initial sale of the Bonds to the public, the agreement of each broker-dealer that is a party to such agreement to comply with the hold-the-offering-price rule, if applicable, as set forth in the retail distribution agreement and the related pricing wires. The Issuer further acknowledges that the Underwriter shall not be liable for the failure of any dealer who is a member of a selling group, or of any broker-dealer that is a party to a retail distribution agreement, to comply with its corresponding agreement regarding the hold-the-offering-price rule as applicable to the Bonds.

(e) The Underwriter acknowledges that sales of any Bonds to any person that is a related party to the Underwriter shall not constitute sales to the public for purposes of this section. Further, for purposes of this section:

(i) "public" means any person other than an underwriter or a related party to an underwriter,

(ii) "underwriter" means (A) any person that agrees pursuant to a written contract with the Issuer (or with the lead underwriter to form an underwriting syndicate) to participate in the initial sale of the Bonds to the public and (B) any person that agrees pursuant to a written contract directly or indirectly with a person described in clause (A) to participate in the initial sale of the Bonds to the public (including a member of a selling group or a party to a retail distribution agreement participating in the initial sale of the Bonds to the public),

(iii) a purchaser of any of the Bonds is a "related party" to an underwriter if the underwriter and the purchaser are subject, directly or indirectly, to (i) at least 50% common ownership of the voting power or the total value of their stock, if both entities are corporations (including direct ownership by one corporation of another), (ii) more than 50% common ownership of their capital interests or profits interests, if both entities are partnerships (including direct ownership by one partnership of another), or (iii) more than 50% common ownership of the value of the outstanding stock of the corporation or the capital interests or profit interests of the partnership, as applicable, if one entity is a corporation and the other entity is a partnership (including direct ownership of the applicable stock or interests by one entity of the other), and

(iv) "sale date" means the date of execution of this Purchase Agreement by all parties.

13. Qualification of Securities. The Issuer (at the expense of the Company) will furnish such information, execute such instruments and take such other action in cooperation with the Underwriter as the Underwriter may reasonably request to qualify the Bonds for offer and sale under the Blue Sky or other securities laws and regulations of such states and other jurisdictions of the United States as the Underwriter may designate and to provide for the continuance of such qualification; *provided, however*, that the Issuer will not be required to qualify as a foreign corporation or to file any general or special consents to service of process under the laws of any state.

14. Notices. Any notice or other communication to be given under this Purchase Agreement may be given by delivering the same in writing, if to (a) the Issuer, at the address of the Issuer set forth on page one hereof, (b) the Company, to Wyoming County Coal LLC at 12115 Visionary Way #174, Fishers, Indiana 46038; Attention: Kirk Taylor and (c) the Underwriter, to Hilltop Securities Inc., 700 Milan Street, Suite 1200, Houston, Texas 77002; Attention: Bix Rathburn.

15. Benefit. This Purchase Agreement is made solely for the benefit of the Issuer, the Company and the Underwriter (including persons controlling the Underwriter, the Issuer or the Company and the successors or assigns of the Underwriter, the Issuer or the Company) and no other person, partnership, association or corporation shall acquire or have any right hereunder or by virtue hereof. Except as otherwise expressly provided herein, all of the agreements and representations of the Issuer and the Company contained in this Purchase Agreement and in any certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of the Underwriter; (ii) delivery of and payment for the Bonds hereunder; or (iii) any termination of this Purchase Agreement, other than pursuant to Section 8.

16. Approval. The approval of the Underwriter when required hereunder or the determination of its satisfaction as to any document referred to herein shall be in writing signed by the Underwriter and delivered to the Issuer.

17. Governing Law. THIS PURCHASE AGREEMENT SHALL BE DEEMED TO BE A CONTRACT UNDER, AND FOR ALL PURPOSES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WEST VIRGINIA WITHOUT REGARD TO CHOICE OF LAW RULES.

18. Counterparts. This Purchase Agreement may be executed in several counterparts, each of which shall be deemed an original hereof. Executed counterparts transmitted electronically shall be binding on the parties hereto.

19. Special and Limited Obligations. Any and all obligations of the Issuer under this Purchase Agreement are special and limited obligations of the Issuer, payable solely from the Trust Estate. The Obligations of the Issuer under this Purchase Agreement are not in any respect a general obligation of the Issuer, nor are they payable in any manner from revenues raised by taxation.

20. Entire Agreement. This Purchase Agreement, together with the Indemnity Agreement, embodies the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings related to such subject matter, and it is agreed that there are no terms, understandings, representations or warranties, express or implied, other than those set forth herein.

[Remainder of this intentionally left blank; signature page follows.]

Very truly yours,

HILLTOP SECURITIES INC.

By: C.B. Rathburn

Name: C. B. "Bix" Rathburn, Ph.D.
Title: Managing Director

Approved and Agreed to:

WEST VIRGINIA ECONOMIC DEVELOPMENT AUTHORITY

By:________________________

Name: Mitch Carmichael
Title: Chairman

Approved:

WYOMING COUNTY COAL LLC

By:________________________

Name: Mark C. Jensen
Title: Chairman and Chief Executive Officer

Very truly yours,

HILLTOP SECURITIES INC.

By: ______________________
Name: C. B. "Bix" Rathburn, Ph.D.
Title: Managing Director

Approved and Agreed to:

WEST VIRGINIA ECONOMIC DEVELOPMENT AUTHORITY

By: ______________________
Name: Mitch Carmichael
Title: Chairman

Approved:

WYOMING COUNTY COAL LLC

By: ______________________
Name: Mark C. Jensen
Title: Chairman and Chief Executive Officer

Very truly yours,

HILLTOP SECURITIES INC.

By:________________________
Name: C. B. "Bix" Rathburn, Ph.D.
Title: Managing Director

Approved and Agreed to:

WEST VIRGINIA ECONOMIC
DEVELOPMENT AUTHORITY

By:________________________
Name: Mitch Carmichael
Title: Chairman

Approved:

WYOMING COUNTY COAL LLC

By:________________________
Name: Mark C. Jensen
Title: Chairman and Chief Executive Officer

SCHEDULE I

Principal Amount, Maturity Date, Interest Rate and Price

Principal Amount	Maturity Date	Interest Rate	Price
$45,000,000	June 1, 2038	9.000%	100.000

Redemption Provisions

Optional Redemption. The Bonds are subject to optional redemption by the Issuer, in whole or in part (in integral multiples of $5,000), on any Business Day (upon the written direction of the Company given to the Issuer and the Trustee, at least sixty (60) days prior to the date fixed for redemption) on and after June 1, 2030, at the following redemption prices (expressed as a percentage of principal amount of the Bonds to be redeemed) plus accrued interest thereon to the date fixed for redemption:

Redemption Period	Redemption Price
June 1, 2030, through May 31, 2031	103%
June 1, 2031, through May 31, 2032	102%
June 1, 2032, through May 31, 2033	101%
June 1, 2033, and thereafter	100%

Mandatory Redemption. The Bonds maturing on June 1, 2038 are subject to mandatory sinking fund redemption on June 1 of the years and in the principal amounts specified below, at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date, without a premium:

Redemption Date (June 1)	Principal Amount
2026	$1,960,000
2027	$2,135,000
2028	$2,330,000
2029	$2,540,000
2030	$2,765,000
2031	$3,015,000
2032	$3,290,000
2033	$3,585,000
2034	$3,905,000
2035	$4,260,000
2036	$4,640,000
2037	$5,060,000
2038*	$5,515,000

*Final Maturity

Extraordinary Mandatory Redemption. The Bonds are subject to mandatory redemption in whole or in part at any time (in integral multiples of $5,000, provided, however, that all Bonds that remain Outstanding after any such redemption shall be in Authorized Denominations), at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption, if:

(i) The Project shall have been substantially damaged or destroyed to such extent that, (A) in the reasonable opinion of the Borrower, (I) normal operations at the Project are prevented or are likely to be prevented for a period of at least six (6) months, or (II) the replacement, repair, rebuilding or restoration of the Project is not economically feasible in accordance with the Loan Agreement, or (B) the Project is not replaced, repaired, rebuilt, or restored within six (6) months of receipt of insurance proceeds by the Borrower; or

(ii) Title to, or the temporary use of, all or substantially all of the Project shall have been taken under the exercise of the power of eminent domain by any Governmental Authority, or person, firm or corporation acting under a Governmental Authority which, (A) in the opinion of the Borrower, normal operations at the Project are likely to be prevented for a period of at least six (6) months or (B) the Project is not replaced, repaired, rebuilt, restored or relocated within six (6) months of receipt of condemnation proceeds by the Borrower; or

(iii) any insurance or condemnation proceeds received by the Borrower are not used or permitted to be used to replace, repair, rebuild, or restore the Project pursuant to and in accordance with the Loan Agreement. In the event any balance remains after such redemption, such balance shall be deposited into the 2023 Debt Service Reserve Account, to the extent of any deficiency therein and otherwise to the 2023 Debt Service Account; or

(iv) the Bonds are subject to extraordinary redemption prior to maturity in part in such amounts and to the extent deemed necessary by Bond Counsel to avoid the Bonds losing their Tax-exempt status as a result of there being unspent proceeds on deposit in the 2023 Project Account of the Project Fund upon receipt by the Trustee of a final draw request and executed Final Completion Certificate, and after payment of amounts set out in such final draw request, at a redemption price equal to the principal amount thereof and interest accrued thereon to the date fixed for redemption, without premium. No later than five (5) Business Days prior to the redemption date pursuant to this subsection (iv), the Company shall cause an Opinion of Bond Counsel to be delivered to the Trustee.

EXHIBIT A

ISSUE PRICE CERTIFICATE

$__________
WEST VIRGINIA ECONOMIC DEVELOPMENT AUTHORITY
SOLID WASTE DISPOSAL FACILITY REVENUE BONDS
(WYOMING COUNTY COAL PROJECT), SERIES 2023

The undersigned, on behalf of Hilltop Securities Inc. (the "Underwriter") hereby certifies as set forth below with respect to the sale and issuance of the above-captioned obligations (the "Bonds").

Select appropriate provisions below:

1. [Alternative 1[1] – All Maturities Use General Rule: ***Sale of the Bonds***. As of the date of this certificate, for each Maturity of the Bonds, the first price at which at least 10% of such Maturity of the Bonds was sold to the Public is the respective price listed in Schedule A.][Alternative 2[2] – Select Maturities Use General Rule: ***Sale of the General Rule Maturities***. As of the date of this certificate, for each Maturity of the General Rule Maturities, the first price at which at least 10% of such Maturity of the Bonds was sold to the Public is the respective price listed in Schedule A.]

2. ***Initial Offering Price of the [Bonds][Hold-the-Offering-Price Maturities].***

(a) [Alternative 1[3] – All Maturities Use Hold-the-Offering-Price Rule: The Underwriter offered the Bonds to the Public for purchase at the respective initial offering prices listed in Schedule A (the "Initial Offering Prices") on or before the Sale Date. A copy of the pricing wire or equivalent communication for the Bonds is attached to this certificate as Schedule B.] [Alternative 2[4] – Select Maturities Use Hold-the-Offering-Price Rule: The Underwriter offered the Hold-the-Offering-Price Maturities to the Public for purchase at the respective initial offering prices listed in Schedule A (the "Initial Offering Prices") on or before the Sale Date. A copy of the pricing wire or equivalent communication for the Bonds is attached to this certificate as Schedule B.]

(b) [Alternative 1 – All Maturities use Hold-the-Offering-Price Rule: As set forth in the Bond Purchase Agreement, the Underwriter has agreed in writing that, (i) for each Maturity of the Bonds, the Underwriter would neither offer nor sell any of the unsold Bonds of such Maturity to any person at a price that is higher than the Initial Offering Price for such Maturity during the Holding Period for such Maturity (the "hold-the offering-price rule"), and (ii) any selling group agreement shall contain the agreement of each dealer who is a member of the selling group, and any retail distribution agreement shall contain the agreement of each broker-dealer who is a party to the retail distribution agreement, to comply with the hold-the-offering-price rule. The Underwriter has not offered or sold unsold Bonds of any Maturity of the Bonds at a price that is higher than the respective Initial Offering Price for that Maturity of the Bonds during the Holding Period. [Alternative 2 - Select Maturities Use Hold-the-Offering-Price Rule: As set forth in the Bond Purchase Agreement, The Underwriter has agreed in writing that, (i) for each Maturity of the Hold-the-Offering-Price Maturities, it would neither offer nor sell any of the unsold Bonds of such Maturity to any person at a price that is higher than the Initial Offering Price for such Maturity during the Holding Period for such Maturity (the "hold-the-offering-price rule"), and (ii) any selling group agreement shall

---

[1] If Alternative 1 is used, delete the remainder of paragraph 1 and all of paragraph 2 and renumber paragraphs accordingly.

[2] If Alternative 2 is used, delete Alternative 1 of paragraph 1 and use each Alternative 2 in paragraphs 2(a) and (b).

[3] If Alternative 1 is used, delete all of paragraph 1 and renumber paragraphs accordingly.

[4] Alternative 2(a) of paragraph 2 should be used in conjunction with Alternative 2 in paragraphs 1 and 2(b).

contain the agreement of each dealer who is a member of the selling group, and any retail distribution agreement shall contain the agreement of each broker-dealer who is a party to the retail distribution agreement, to comply with the hold-the-offering-price rule. The Underwriter has not offered or sold unsold Bonds of any Hold-the-Offering-Price Maturity of the Bonds at a price that is higher than the respective Initial Offering Price for that Maturity of the Bonds during the Holding Period.

3. ***Defined Terms.***

[(a) *General Rule Maturities* means those Maturities of the Bonds listed in Schedule A hereto as the "General Rule Maturities."]

[(b) *Hold-the-Offering-Price Maturities* means those Maturities of the Bonds listed in Schedule A hereto as the "Hold-the-Offering-Price Maturities."]

[(c) *Holding Period* means, with respect to a Hold-the-Offering-Price Maturity, the period starting on the Sale Date and ending on the earlier of (i) the close of the fifth business day after the Sale Date (______, 2023), or (ii) the date on which the Underwriter has sold at least 10% of such Hold-the-Offering-Price Maturity to the Public at prices that are no higher than the Initial Offering Price for such Hold-the-Offering-Price Maturity.]

(d) *Issuer* means West Virginia Economic Development Authority.

(e) *Maturity* means Bonds with the same credit and payment terms. Bonds with different maturity dates, or Bonds with the same maturity date but different stated interest rates, are treated as separate maturities.

(f) *Public* means any person (including an individual, trust, estate, partnership, association, company, or corporation) other than an Underwriter or a related party to an Underwriter. The term "related party" for purposes of this certificate generally means any two or more persons who have greater than 50 percent common ownership, directly or indirectly.

(g) *Sale Date* means the first day on which there is a binding contract in writing for the sale of a Maturity of the Bonds. The Sale Date of the Bonds is ______, 2023.

(h) *Underwriter* means (i) any person that agrees pursuant to a written contract with the Issuer (or with the lead underwriter to form an underwriting syndicate) to participate in the initial sale of the Bonds to the Public, and (ii) any person that agrees pursuant to a written contract directly or indirectly with a person described in clause (i) of this paragraph to participate in the initial sale of the Bonds to the Public (including a member of a selling group or a party to a retail distribution agreement participating in the initial sale of the Bonds to the Public).

The representations set forth in this certificate are limited to factual matters only. Nothing in this certificate represents the Underwriter's interpretation of any laws, including specifically Sections 103 and 148 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder. The undersigned understands that the foregoing information will be relied upon by the Issuer and the Company with respect to certain of the representations set forth in the Tax Certificate and with respect to compliance with the federal income tax rules affecting the Bonds, and by Snell & Wilmer L.L.P., Bond Counsel, in connection with rendering its opinion that the interest on the Bonds is excluded from gross income for federal income tax purposes, the preparation of Internal Revenue Service Form 8038, and other federal income tax advice it may give to the Issuer and the Company from time to time relating to the Bonds.

HILLTOP SECURITIES INC.

____

By: Managing Director

Name: C. B. "Bix" Rathburn, Ph.D.

Dated: ______, 2023

SCHEDULE A

SALE PRICES OF THE GENERAL RULE MATURITIES AND INITIAL OFFERING PRICES OF THE HOLD-THE-OFFERING-PRICE MATURITIES

(Attached)

SCHEDULE B

PRICING WIRE OR EQUIVALENT COMMUNICATION

(*Attached*)

APPENDIX A

REPRESENTATION AND INDEMNITY AGREEMENT

$45,000,000
West Virginia Economic Development Authority
Solid Waste Disposal Facility Revenue Bonds
(Wyoming County Coal Project), Series 2023

June 8, 2023

Hilltop Securities Inc.
700 Milan Street, Suite 1200
Houston, TX 77002

West Virginia Economic Development Authority
180 Association Drive
Charleston, WV 25311-1217

Ladies and Gentlemen:

Pursuant to a Bond Purchase Agreement of even date herewith (the "**Bond Purchase Agreement**") between the West Virginia Economic Development Authority (the "**Issuer**") and Hilltop Securities Inc. (the "**Underwriter**") and approved by Wyoming County Coal LLC (the "**Company**"), a limited liability company duly organized and validly existing under and pursuant to the laws of the State of Indiana, the Issuer has agreed to issue and sell to the Underwriter, and the Underwriter has agreed to purchase from the Issuer, the bonds identified above (the "**Bonds**"). The Underwriter further has agreed to offer the Bonds for sale in a bona fide public offering involving the distribution of the Limited Offering Memorandum described in the Bond Purchase Agreement. The capitalized terms in this Representation and Indemnity Agreement are used with the meanings set forth in the Bond Purchase Agreement.

The Company hereby (1) approves the terms and provisions of the Bond Purchase Agreement and of the Bonds, (2) requests the Issuer to issue and sell the Bonds, (3) acknowledges that the Issuer and the Underwriter are entering into the Bond Purchase Agreement, and agreeing to sell and purchase the Bonds on the terms therein set forth, in reliance on the representations, warranties and covenants of the Company contained in this Representation and Indemnity Agreement and the Company consents to such reliance hereon, and (4) acknowledges and agrees that the Issuer is a conduit issuer and has not prepared or assisted in the preparation of the Limited Offering Memorandum, and is not responsible for any statements made therein, except for the information contained under the captions "THE ISSUER" and "LITIGATION—The Issuer".

The Company acknowledges and agrees that: (i) the purchase and sale of the Bonds pursuant to the Bond Purchase Agreement is an arm's-length commercial transaction among the Issuer, the Company and the Underwriter; (ii) in connection therewith and with the discussions, undertakings and procedures leading up to the consummation of such transaction, the Underwriter is and has been acting solely as a principal and is not acting as the agent, advisor, fiduciary or Municipal Advisor (as defined in Section 15B of the Securities Exchange Act of 1934, as amended) of the Issuer or the Company; (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Issuer or the Company with respect to the offering contemplated hereby or the discussions, undertakings and procedures leading thereto (irrespective of whether the Underwriter has provided other services or is currently providing other services to the Issuer or the Company on other matters) and the Underwriter has no obligation to the Issuer or the Company with

respect to the offering contemplated hereby except the obligations expressly set forth in the Bond Purchase Agreement; and (iv) the Company has consulted its own legal, financial and other advisors to the extent it has deemed appropriate.

Section 1. Company Representations and Warranties. The Company makes the following representations, warranties and covenants, all of which will survive the sale and delivery of the Bonds to the Underwriter:

(a) The Company is a limited liability company duly organized and validly existing under and pursuant to the laws of the State of Indiana, is qualified to do business in the State of West Virginia (the "**State**") and in good standing in the State and in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary and has, and at the Closing Date will have, full power and authority under the laws of each of Indiana and the State to execute and deliver this Representation and Indemnity Agreement and to perform its obligations hereunder.

(b) The Company has the authority to own its properties and conduct its business as now conducted and to execute and perform its obligations under this Representation and Indemnity Agreement and any other documents and certificates executed and delivered by the Company, and has complied in all material respects with all applicable requirements of the United States, the State of Indiana and the State, and their respective agencies and instrumentalities, to operate its business as it is expected to be operated in accordance with the Legal Documents.

(c) The Company has taken all action necessary to make the Company Documents the valid obligations of the Company that they purport to be; and, when executed and delivered by the parties hereto, the Company Documents including this Representation and Indemnity Agreement will constitute valid and binding agreements of the Company and will be enforceable in accordance with their respective terms, except as the enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights.

(d) The execution and delivery of the Company Documents and compliance with the provisions of each of such instruments will not conflict with or constitute on the part of the Company a violation of, breach of or default under its organizational documents or any statute, indenture, mortgage, deed of trust, note or other agreement or instrument to which the Company is a party or by which the Company is bound, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its activities or properties, nor will any such execution, delivery or compliance result in the creation or disposition of any lien, charge or other security interest or encumbrance of any nature whatsoever upon any of the properties or other assets of the Company under the terms of any such law, regulation or instrument, except as contemplated by the Bonds, the Indenture or other instrument securing the Bonds.

(e) The Company shall, in the ordinary course, file applications or requests for consents, permits, approvals, resolutions, authorizations or other actions by, or filings with, any governmental authority, court, regulatory body or any other person, that are required to be obtained or made by the Company in connection with the construction and operation of the Project or the execution, delivery or performance by the Company of the Company Documents, and the Company does not expect any unusual delay or difficulty in obtaining such permits and approvals.

(f) Except as described in the Limited Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation at law or in equity before or by any court, public board or body, pending or threatened, against or affecting the Company or the Project, or to the best knowledge of the Company, any basis therefor, wherein an unfavorable decision, ruling or finding would adversely affect the

transactions contemplated by the Company Documents or which in any way would adversely affect the Company Documents or any other agreement or instrument to which the Company is a party and which is used or contemplated hereby and by the Indenture, or the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes as described in the Limited Offering Memorandum.

(g) The Company is (i) not in breach of or default under any applicable law or administrative regulation of the State or the United States or any applicable judgment or decree or administrative ruling or (ii) except as disclosed in the Limited Offering Memorandum, not in breach of any agreement, resolution, certificate or other instrument to which the Company is a party or is otherwise subject, in each case which breach or default would in any way materially adversely affect the transactions contemplated by the Company Documents or the issuance of the Bonds, and except as disclosed in the Limited Offering Memorandum, no event has occurred and is continuing which with the passage of time or the giving of notice, or both, would constitute such a breach of or default under any such instrument.

(h) The Limited Offering Memorandum is, as of its date and at all times after the date of the Limited Offering Memorandum up to and including the Closing Date will be, true and correct in all material respects and will not contain any untrue or misleading statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) If the Limited Offering Memorandum is supplemented or amended, at the time of each supplement or amendment thereto and (unless subsequently again supplemented or amended) at all times subsequent thereto up to and including the time of the Closing, the Limited Offering Memorandum as so supplemented or amended will be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j) If between the date hereof and the time of Closing, any event shall occur which might or would cause the Limited Offering Memorandum, as then supplemented or amended, to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall notify the Underwriter thereof, and if, in the opinion of the Underwriter, such event requires the preparation and publication of a supplement or amendment to the Limited Offering Memorandum, the Company shall promptly (and in any event before the Closing) prepare and furnish, or cause the Issuer to prepare and furnish, (at the expense of the Company) a reasonable number of copies of an amendment of or supplement to the Limited Offering Memorandum in form and substance satisfactory to the Underwriter. The Company shall advise the Underwriter promptly of the institution of any proceedings known to it by any governmental agency prohibiting or otherwise affecting the use of the Limited Offering Memorandum in connection with the offering, sale or distribution of the Bonds.

(k) Any certificate signed by an officer of the Company and delivered to the Underwriter or to the Trustee shall be deemed a representation and warranty of the Company, as the case may be, to the Underwriter or the Trustee, as the case may be, as to the statements made therein.

(l) Within seven (7) business days after the execution of this Representation and Indemnity Agreement, the Company shall deliver or cause to be delivered to the Underwriter (and the Company hereby consents to such delivery) copies of the Limited Offering Memorandum (with only such changes therein as shall have been approved by the Underwriter), in such quantities as the Underwriter shall reasonably request.

(m) Except as disclosed in the Limited Offering Memorandum, the Company has not failed to comply in any material respect with its obligations pursuant to any continuing disclosure undertaking in the last five years.

Section 2. Company Covenants. The Company covenants that it will:

(a) During the period commencing on the Closing Date and ending twenty-five (25) days from the end of the underwriting period, advise the Issuer and the Underwriter if any event relating to or affecting the Limited Offering Memorandum shall occur as a result of which it may be necessary or appropriate to amend or supplement the Limited Offering Memorandum in order to make the Limited Offering Memorandum not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or "potential customer" (as defined for purposes of Rule 15c2-12). If any such event occurs and in the reasonable judgment of the Underwriter or the Issuer, an amendment or supplement to the Limited Offering Memorandum is appropriate, the Company shall, at its expense, forthwith prepare and furnish, or cause the Issuer to prepare and furnish, to the Underwriter a reasonable number of copies of an amendment of or supplement to the Limited Offering Memorandum (in form and substance satisfactory to counsel for the Underwriter) that will amend or supplement the Limited Offering Memorandum so that it will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Limited Offering Memorandum is delivered to a purchaser or "potential customer," not misleading.

(b) Advise the Issuer and the Underwriter promptly of (i) any proposal to amend or supplement the Limited Offering Memorandum, and (ii) the institution of any proceedings known to it by any governmental agency prohibiting or otherwise affecting the use of the Limited Offering Memorandum in connection with the offering, sale or distribution of the Bonds. The Company will not effect such amendment or supplement without the consent of the Issuer and the Underwriter, which consent shall not be unreasonably withheld.

(c) Furnish such information, execute such instruments and take such other action in cooperation with the Underwriter as the Underwriter may reasonably request to qualify the Bonds for offer and sale under the Blue Sky or other securities laws or regulations of such states and other jurisdictions of the United States as the Underwriter may designate, provided that the Company shall not be required to qualify to do business in any such jurisdiction.

(d) Refrain from taking any action, or from permitting any action, with regard to which the Company may exercise control, that would result in the loss of the excludability of interest on the Bonds from gross income for federal income tax purposes or that would cause the proceeds of the Bonds to be applied in a manner other than as provided in the Limited Offering Memorandum and the Company Documents.

(e) Pay the expenses required to be paid by the Company pursuant to the Bond Purchase Agreement.

Section 3. Company Indemnity.

(a) The Company agrees to indemnify and hold harmless the Issuer, the Underwriter, each person, if any, who controls the Underwriter or the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each of their partners, members, servants, agents, officers, directors, officials and employees (each an "**Indemnified Party**") to the extent permitted under applicable law, from and against any and all losses, claims, damages, liabilities and expenses (including legal fees and expenses and the reasonable costs of investigation) (i) arise out of the use and distribution of the Limited

Offering Memorandum, (ii) caused by any untrue or alleged untrue statement of a material fact in the information contained in the Limited Offering Memorandum, or in any amendment or supplement thereto, (iii) caused by an omission or alleged omission of a material fact necessary to make the statements in the Limited Offering Memorandum or in any amendment or supplement thereto, in the light of the circumstances under which they were made, not misleading in any material respect, or (iv) arise out of or are based upon the failure to register the Bonds under the Securities Act of 1933, as amended (the "Securities Act"), or to qualify the Indenture under the Trust Indenture Act of 1939, as amended; provided, however, that the Company will not be liable to any Indemnified Party for any untrue statement or omission or allegation thereof with respect to the information contained under the headings "THE ISSUER," "UNDERWRITING" and "LITIGATION – The Issuer" in the Limited Offering Memorandum, or in any amendment or supplement thereto.

(b) If any action or claim (including any governmental investigation) shall be brought or asserted against an Indemnified Party, in respect of which indemnity may be sought from the Company under subparagraph (a) above, the Indemnified Party shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in any action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Company has specifically authorized the employment of such counsel and has agreed to pay the fees and expenses of such counsel, or (ii) within sixty (60) days after receipt of notification, the Company has failed to notify the named parties that it shall assume the defense and employ counsel. The Company shall select, and pay the fees and expenses of, counsel which is reasonably acceptable to the Indemnified Party, for the Indemnified Party, which is not the Company's counsel, if the named parties to any such action (including any impleaded parties), including the Indemnified Party, shall have been advised by its counsel (which advice shall have been concurred with by counsel representing the Company) that there are one or more legal defenses available to it which are different from or additional to those available to the Company and that representation of the Indemnified Party and the Company by counsel representing the Company would be inappropriate under applicable standards of professional conduct (in which case the Company shall not have the right to assume the defense of the action on behalf of such Indemnified Party). The Company shall not be liable, in connection with any one such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances for which indemnification is provided, for the fees and expenses of more than one separate firm of attorneys at any point in time for the Indemnified Party (which firm shall be designated in a written notice from the Company approved by the Indemnified Party). The Company shall not be liable for any settlement of any action with respect to which it is required to indemnify the Indemnified Party hereunder effected without its consent, but if settled with the consent of the Company, or if there is a final judgment for the plaintiff in any such action, the Company will indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. The Indemnified Party shall promptly pay over to the Company any moneys awarded to it in connection with the defense of any such action or claim for which the Company had previously paid funds or incurred liability to the Indemnified Party.

(c) If the indemnification provided for in this Section 3 is unavailable to an Indemnified Party in respect of any loss, claim, damage, liability or expense referred to herein, then the Company, which would otherwise be obligated to provide such indemnification hereunder, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or expense (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Indemnified Party on the other hand from the offering of the Bonds, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefits referred to in clause (i) above and the relative fault of the Company on the one hand and of the Indemnified Party on the other hand

in connection with the event which resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations; provided, however, that in no event shall the amount to be so contributed by any Indemnified Party exceed the amount of the compensation actually received by such Indemnified Party hereunder. The relative fault of the Company on the one hand and of the Indemnified Party on the other shall be determined by reference to, among other things, whether any untrue or misleading or alleged untrue or misleading statement of a material fact or any omission to state a material fact relates to information supplied by the Company or by the Indemnified Party and the Indemnified Party's and the Company's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The indemnity, contribution and other agreements contained in this Representation and Indemnity Agreement and the representations and warranties of the Company set forth in this Representation and Indemnity Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Indemnified Party, (ii) any termination of the Bond Purchase Agreement, any Company Agreement or this Representation and Indemnity Agreement, and (iii) the delivery and sale of the Bonds; provided, however, that the Company shall not be liable under this Section in respect of any loss, claim, damage, liability or expense to which an Indemnified Party may become subject to the extent that it is finally judicially determined or determined by binding arbitration that such loss, claim, damage or liability arose substantially out of the gross negligence, willful misconduct or bad faith of such Indemnified Party. Any successor of an Indemnified Party shall be entitled to the benefit of the indemnity and contribution agreements contained in this Section 3. The term "successor" shall not include any purchaser of Bonds from the Underwriter merely because of such purchase.

Section 4. Parties in Interest. This Representation and Indemnity Agreement is made solely for the benefit of the Indemnified Parties, the Issuer, the Company and their respective successors and assigns, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Representation and Indemnity Agreement. The terms "successors" and "assigns" shall not include any purchaser of Bonds from the Underwriter merely because of such purchase.

Section 5. Entire Agreement. This Representation and Indemnity Agreement contains the entire agreement of the Company, the Underwriter and the Issuer with respect to the representations and indemnities contemplated by this Representation and Indemnity Agreement and, except as expressly provided otherwise herein, nothing in this Representation and Indemnity Agreement is intended to convey to any person other than the parties and their respective permitted successors and assigns hereunder any rights or remedies against or obligations to the Company under or by reason of this Representation and Indemnity Agreement. Without limiting the generality of the foregoing, this Representation and Indemnity Agreement shall completely and fully supersede all other understandings and agreements of the Company and between the Company and the Underwriter with respect to such representations and indemnities.

Section 6. Counterparts. This Representation and Indemnity Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Executed counterparts transmitted electronically shall be binding on the parties hereto.

Section 7. Notices. All notices, requests, demands and formal actions hereunder will be in writing, mailed, telegraphed or delivered to:

The Underwriter:

Hilltop Securities Inc.
700 Milan Street, Suite 1200
Houston, Texas 77002
Attention: C. B. "Bix" Rathburn, Ph.D.

The Issuer:

West Virginia Economic Development Authority
180 Association Drive
Charleston, West Virginia 25311-1217
Attention: Chairman

The Company:

Wyoming County Coal LLC
12115 Visionary Way #174
Fishers, Indiana 46038
Attention: Kirk Taylor

Section 9. Authorization, Effectiveness and Governing Law. This Representation and Indemnity Agreement shall become effective upon the execution of the acceptance hereto by an authorized representative of the Underwriter and the Issuer, shall be valid and enforceable as of the time of such acceptance, and shall be governed by and construed in accordance with the laws of the State of West Virginia.

Very truly yours,

WYOMING COUNTY COAL LLC

By:______________________________
Name: Mark C. Jensen
Title: Chairman and Chief Executive Officer

Accepted

HILLTOP SECURITIES INC.

By:______________________________
Name: C. B. "Bix" Rathburn, Ph.D.
Title: Managing Director

WEST VIRGINIA ECONOMIC DEVELOPMENT AUTHORITY

By:______________________________
Name: Mitch Carmichael
Title: Chairman

APPENDIX B

FORM OF SUPPLEMENTAL OPINION OF BOND COUNSEL

June 8, 2023

West Virginia Economic Development Authority
Charleston, West Virginia

UMB Bank, N.A.
New York, New York

Hilltop Securities Inc.
Houston, Texas

AllianceBernstein L.P.
New York, New York

Re: $45,000,000 West Virginia Economic Development Authority Solid Waste Disposal Facility Revenue Bonds (Wyoming County Coal Project), Series 2023

Ladies and Gentlemen:

We have acted as bond counsel in connection with the issuance by the West Virginia Economic Development Authority (the "Issuer") of the above-referenced Bonds (the "Bonds") by the Issuer, issued pursuant to Article 15, Section 1 *et seq.* of Chapter 31 of the Code of West Virginia, 1931, as amended (the "Act"), a Resolution of the Issuer adopted on August 18, 2022 (the "Resolution"), and an Indenture of Trust by and between the Issuer and UMB Bank, N.A., as trustee (the "Trustee") dated as of June 1, 2023 (the "Indenture"). We are herewith rendering our final approving opinion of even date, which is in substantially the form attached as Appendix C to the Limited Offering Memorandum (as hereinafter defined), in connection with the issuance and sale of the Bonds pursuant to a Bond Purchase Agreement dated May 31, 2023 (the "Purchase Agreement"), between the Issuer and Hilltop Securities Inc. (the "Underwriter") and approved by Wyoming County Coal LLC (the "Company"), relating to the Bonds. Capitalized terms not otherwise defined herein shall have the same meanings as in the Indenture and the Purchase Agreement.

At your request, we have reviewed certain sections of the Limited Offering Memorandum dated May 31, 2023 (the "Limited Offering Memorandum"), relating to the Bonds, as well as such agreements, instruments, opinions, certificates and other documents as we have deemed necessary for purposes of the advice contained in this letter.

In rendering the opinions herein, we have assumed, without investigation: (i) the genuineness of the signatures not witnessed, the authenticity of documents submitted as originals, and the conformity to originals of documents submitted as copies; (ii) the legal competency and capacity of all natural persons executing such documents or otherwise involved in the issuance and sale of the Bonds; (iii) that each of the parties to such documents is duly formed under the laws of the jurisdiction of its organization or formation; (iv) that such documents accurately and completely describe and contain the parties' mutual intent, understanding and business purposes, and that there are no oral or written statements or agreements, understandings or negotiations, nor any usage of trade or course of prior dealing among the parties, that directly or indirectly modify, define, amend, supplement, or vary, or purport to modify, define, amend, supplement, or vary, any of the terms of such documents or any of the parties' rights or obligations

thereunder, by waiver or otherwise; (v) that no party will receive any interest, charges, fees, or other benefits or compensation in the nature of interest in connection with the transactions other than those that the Issuer or the Company has agreed in writing in such documents to pay; (vi) that no fraud has occurred in connection with such transactions; and (vii) that the result of the application of West Virginia law in the Purchase Agreement, if applied, will not be contrary to a fundamental policy of the law of any other state with which the parties to the Purchase Agreement may have material or relevant contact in connection with the actions contemplated by the Purchase Agreement and as to which there is a materially greater interest in determining an issue of choice of law.

The enforceability of the Purchase Agreement is further subject to the qualification that certain waivers, procedures, remedies, and other provisions of the Purchase Agreement may be unenforceable under or limited by the laws of the State of West Virginia; provided, however, that such possible unenforceability or limitations will not render the Purchase Agreement invalid as a whole or substantially prevent the practical realization of the principal benefits intended by the Purchase Agreement (except for the economic consequences of procedural or other delay). We express no opinion on (i) except as provided in paragraphs 3 and 4 below, federal securities laws and regulations and state "Blue Sky" laws and regulations; (ii) federal and state antitrust and unfair competition laws and regulations; (iii) compliance with fiduciary duty requirements; (iv) the statutes, codes, and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities, and political subdivisions and judicial decisions to the extent they deal with any of the foregoing; and (v) federal and state environmental, land use, subdivision, tax, intellectual property, racketeering, banking, antifraud (except pursuant to federal securities laws and regulations and state "Blue Sky" laws and regulations with respect to paragraph 3 below), anti-terrorism, embargoed persons, anti-money laundering, truth-in-lending, equal credit opportunity, consumer protection, health and safety, ERISA, and labor and employment laws and regulations.

Based upon the foregoing, we are of the opinion that:

1. The Purchase Agreement has been duly authorized, executed and delivered by the Issuer and (assuming due authorization, execution and delivery by and validity against the other party thereto) is legal, valid and binding upon the Issuer and enforceable against the Issuer in accordance with its terms, subject to laws relating to bankruptcy, insolvency, reorganization or creditors' rights generally, to the application of equitable principles, the exercise of judicial discretion and the limitations on legal remedies against public entities in the State of West Virginia.

2. The Limited Offering Memorandum has been duly authorized, executed and delivered by the Issuer, and the Issuer has authorized the distribution of the Limited Offering Memorandum by the Underwriter in connection with the offering of the Bonds.

3. The statements contained in the Limited Offering Memorandum, as of its date and as of the Closing Date, on the cover page and in the sections entitled "INTRODUCTORY STATEMENT," "ESTIMATED SOURCES AND USES OF FUNDS," "THE BONDS," (other than the information concerning DTC and the book-entry system), "SECURITY AND SOURCES OF PAYMENT FOR THE BONDS", "THE LOAN AGREEMENT AND THE NOTE", "THE INDENTURE", "TAX MATTERS", "MISCELLANEOUS" and in Appendix B, insofar as such statements expressly summarize certain provisions of the Indenture, the Bonds, the Loan Agreement, the Note, the Payment Guaranty, the Deed of Trust, the Security Agreement, the Membership Interest Pledge Agreement and the form and content of our opinion attached as Appendix C to the Limited Offering Memorandum, are accurate in all material respects and do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4. The Bonds are not subject to the registration requirements of the Securities Act of 1933, as amended, and the Indenture is exempt from qualification pursuant to the Trust Indenture Act of 1939, as amended.

This opinion is furnished to you solely for your benefit and may not be used, circulated, quoted or otherwise referred to without our prior written consent.

Very truly yours,

Snell & Wilmer L.L.P.

APPENDIX C

FORM OF OPINION OF SPECIAL COUNSEL TO THE COMPANY

June 8, 2023

West Virginia Economic Development Authority
Charleston, West Virginia

Hilltop Securities Inc.
Houston, Texas

AllianceBernstein L.P.
New York, New York

UMB Bank, N.A., as Bond Trustee
New York, New York

Re: $45,000,000 West Virginia Economic Development Authority Solid Waste Disposal Facility Revenue Bonds (Wyoming County Coal Project), Series 2023

Ladies and Gentlemen:

We have served as special counsel for Wyoming County Coal LLC, an Indiana limited liability company (the "Company") and American Carbon Corporation, an Indiana corporation (the "Guarantor"), in connection with the above-referenced bonds (the "Bonds"), which on the date hereof are being issued by the West Virginia Economic Development Authority (the "Issuer"), and sold to Hilltop Securities, Inc. (the "Underwriter") pursuant to a Bond Purchase Agreement dated May 31, 2023 (the "Purchase Agreement"). This opinion is being delivered at the request of the Company pursuant to Subsection 7(a)(ix)(3) of the Purchase Agreement. Unless otherwise provided or defined herein, capitalized terms used herein have the respective meanings set forth in the Purchase Agreement.

The Bonds are being issued pursuant to an Indenture of Trust dated as of June 1, 2023 (the "Indenture") between the Issuer and UMB Bank, N.A., as trustee (the "Trustee"). The proceeds of the Bonds will be loaned to the Company pursuant to a Loan Agreement dated as of June 1, 2023, (the "Loan Agreement") between the Company and the Issuer. The Company's obligations with respect to the payment of the Bonds and certain other matters will be guaranteed by the Guarantor pursuant to a Guaranty Agreement (the "Payment Guaranty") dated as of June 8, 2023, from the Guarantor to the Trustee. In addition, Company's obligations with respect to the construction and completion of the various improvements comprising the Project as defined in the Loan Agreement will be guaranteed by the Guarantor pursuant to a Guaranty of Completion (the "Completion Guaranty" and collectively with the Payment Guaranty the "Guaranties") dated as of June 8, 2023, from the Guarantor to and for the benefit of the Trustee.

A. Documents Examined

In connection with this opinion, we have examined copies of the following documents:

1. The articles of organization and operating agreement of the Company, as attached to the General Certificate of the Company delivered at the Closing (the "Company Governing Documents");

2. The articles of incorporation and bylaws of the Guarantor, as attached to the General Certificate of the Guarantor, delivered at the Closing (the "Guarantor Governing Documents");

3. A resolution adopted by American Carbon Corporation, the sole member of the Company, on May 30, 2023, authorizing and approving the issuance of the Bonds, the Loan Agreement, the execution of all necessary documentation relating thereto by appropriate officers of the Company and other matters relating thereto;

4. A resolution adopted by the Board of Directors of the Guarantor on May 30, 2023, authorizing the execution of the Guaranties and all necessary documentation relating thereto by the appropriate officers of the Guarantor;

5. The Officers' Certificates of each of the Company and the Guarantor attached hereto as Exhibits A-1 and A-2 (collectively, the "Officers' Certificates").

6. The certificate of existence from the Secretary of State of Indiana for the Company dated May 18, 2023 (the "Company Good Standing Certificate").

7. The certificate of existence from the Secretary of State of Indiana for the Guarantor dated May 18, 2023 (the "Guarantor Good Standing Certificate," and together with the Company Good Standing Certificate, the "Good Standing Certificates");

8. The certificate of authority from the Secretary of State of West Virginia for the Company dated May 18, 2023;

9. An executed copy of the Loan Agreement;

10. An executed copy of the Assignment Agreement dated June 8, 2023 from the Authority to the Trustee (the "Assignment");

11. Executed copies of the Guaranties;

12. An executed copy of the Indenture;

13. The Promissory Note dated as of June 8, 2023 and executed and delivered by the Company pursuant to the Loan Agreement (the "Note");

14. An executed copy of a Security Agreement, dated as of June __, 2023, from the Company to the Trustee (the "Security Agreement");

15. An executed copy of a Membership Interest Pledge Agreement, dated as of June 8, 2023, from the Guarantor to the Trustee (collectively, the "Pledge Agreement");

16. An executed copy of the Continuing Disclosure Agreement dated as of June 8, 2023 by the Company (the "Continuing Disclosure Agreement");

17. An executed copy of the Purchase Agreement;

18. An executed copy of the Fee Deed of Trust, Security Agreement, Assignment of Rents and Leases, and Financing Statement, Fixture Filing and As-Extracted Collateral Filing, effective as of the Closing Date (the "Deed of Trust");

19. The Representation and Indemnity Agreement dated as of June 8, 2023;

20. The Limited Offering Memorandum May 31, 2023 (the "Limited Offering Memorandum") issued in connection with the offering and sale of the Bonds; and

21. An executed copy of the Tax Regulatory and Use of Proceeds Certificate and Agreement executed by the Authority and the Borrower as of June 8, 2023.

The documents listed in Items 1, Item 6, Item 7 (as it relates to the Company), Item 8, Item 9, Item 13, Item 14, and Items 16 through 21 above are referred to herein as the "Company Documents", the documents listed in Item 7 (as it relates to the Guarantor), Item 11 and Item 15 above are referred to herein as the "Enforceability Guarantor Documents" and the Enforceability Guarantor Documents and Items 2, 8 and 20 above are referred to herein as the "Guarantor Documents." We have also examined such additional instruments, documents, agreements, records, certificates and other matters of fact and law, as we have deemed relevant or necessary to render this opinion.

In connection with this opinion, we have conducted such investigations of law as we have deemed necessary for purposes of rendering this opinion. We have also had discussions with officers of the Company and the Guarantor and have made such other independent investigation as we have deemed necessary for the purpose of rendering this opinion.

As to questions of fact material to the opinions expressed herein, we have relied exclusively upon representations and certifications of the Company and the Guarantor and others contained in the Company Documents and the Guarantor Documents, the Officers' Certificates, and the certified proceedings and other certifications of public officials and officers of the Company furnished to us in connection with the issuance of the Bonds, without undertaking to verify the same by independent investigation.

B. Assumptions

In rendering the opinions hereinafter set forth, we have assumed with your permission, without independent investigation or inquiry:

1. The genuineness of all signatures not witnessed;

2. The authenticity of original documents and the conformity to the originals of all documents submitted as copies;

3. Each natural person who is executing any of the Company Documents or the Guarantor Documents or is otherwise involved in the actions contemplated by the Company Documents or the Guarantor Documents, possesses the legal competency and capacity necessary for such individual to execute such documents and to carry out such individual's obligations thereunder;

4. That each of the parties to the Company Documents and Guarantor Documents (other than the Company and the Guarantor) (a) is duly formed under the laws of the jurisdiction of its organization or formation, (b) is qualified to do business in each jurisdiction in which such qualification is required, and (c) has all the legal capacity, power and authority and full right required for it to enter into the Company Documents and/or Guarantor Documents to which it is a party and to perform its respective obligations under the Company Documents and/or Guarantor Documents to which it is a party ;

5. That all matters relating to the execution and delivery of the respective Company Documents and Guarantor Documents by the parties thereto (other than the Company and the Guarantor), and the

performance by such parties of their respective obligations thereunder, have received all corporate, limited liability company or other authorization required by any applicable charter, by-law or limited liability company agreement;

6. The due execution and delivery of the Company Documents and Guarantor Documents and all documentation in connection therewith by each of the parties thereto (other than the Company and the Guarantor);

7. That the Company Documents and Guarantor Documents constitute legal, valid and binding obligations of each of the parties thereto (other than the Company and the Guarantor);

8. That the execution, delivery and performance of each of the Company Documents and Guarantor Documents by each of the parties thereto (other than the Company and the Guarantor) will not contravene or conflict with (i) the applicable party's certificate of formation, articles of incorporation, by-laws, limited liability company agreement or other applicable constituent documents, as the case may be, (ii) any other agreement or instrument of such party or by which such party's properties or assets are bound, or (iii) any judicial or administrative judgment, injunction, order or decree that is binding upon such party or such party's properties or assets;

9. That the representations and warranties set forth in the Company Documents and Guarantor Documents are and will be true and correct in all respects as to all factual matters set forth therein;

10. That the Company Documents and Guarantor Documents accurately and completely describe and contain the parties' mutual intent, understanding, and business purposes, and there are no oral or written statements, agreements, understandings, or negotiations, nor any usage of trade or course of prior dealing among the parties, that directly or indirectly modify, define, amend, supplement, or vary, or purport to modify, define, amend, supplement, or vary, any of the terms of the Company Documents or Guarantor Documents or any of the parties' rights or obligations thereunder, by waiver or otherwise;

11. That the rights and remedies set forth in the Company Documents and the Guarantor Documents will be exercised by the parties in a commercially reasonable manner, and the parties will abide by any implied covenant of good faith and fair dealing imposed by applicable law;

12. That the result of the application of West Virginia or Indiana law, as applicable, as specified in the Company Documents and the Guarantor Documents, if applied, will not be contrary to a fundamental policy of the law of any other state with which the parties to the Company Documents and the Guarantor Documents may have material or relevant contact in connection with the actions contemplated by the Company Documents and Guarantor Documents and as to which there is a materially greater interest in determining an issue of choice of law; and

13. That the Company and the Guarantor have title to all Collateral (as defined in the Security Agreement) and that that value has been given to the Company and the Guarantor.

C. Opinions

Based upon and subject to the foregoing assumptions and to the qualifications and limitations expressed below, we are of the opinion that:

1. The Company is an Indiana limited liability company and in good standing under the laws of the State of Indiana and is qualified to do business in the State of West Virginia.

2. The Company has the requisite limited liability company power and authority to own its properties and conduct its operations as described in the Limited Offering Memorandum, to execute and deliver the Company Documents and to undertake and perform its obligations thereunder.

3. The Guarantor is existing and in good standing under the laws of the State of Indiana.

4. The Guarantor has the requisite corporate power and authority to own its properties and conduct its operations as described in the Limited Offering Memorandum, to execute and deliver the Guarantor Documents to which it is a party and to undertake and perform its obligations thereunder.

5. The execution and delivery by the Company of the Company Documents have been duly authorized by all necessary limited liability company action. Each of the Company Documents has been duly executed and delivered by the Company

6. The execution and delivery by the Guarantor of the Guarantor Documents to which it is a party have been duly authorized by all necessary corporate action. Each of the Guarantor Documents has been duly executed and delivered by the Guarantor.

7. The Company Documents constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

8. The Enforceability Guarantor Documents constitute the legal, valid, and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their respective terms.

9. To our knowledge, there is no litigation, action, suit, proceeding or investigation at law or in equity before or by any court, public board or body, pending or threatened, against the Company or the Guarantor, wherein an unfavorable decision, ruling or finding would materially adversely affect the Company or the Guarantor or the financial condition or operations of the Company or the Guarantor, or the transactions contemplated by the Company Documents or the Guarantor Documents, or which would materially adversely affect the validity of the Bonds, the Company Documents or the Guarantor Documents.

10. To our knowledge, the execution and delivery by the Company and the Guarantor of the Company Documents and the Guarantor Documents to which each is a party, as applicable, and the consummation of the transactions contemplated therein: (i) do not and will not violate the statutory provisions of the Indiana Business Corporation Law and the Indiana Business Flexibility Act that we, in the exercise of customary professional diligence, would reasonably recognize as being generally required for business entities without regard to any specific industry of operation and to transactions of the type contemplated in the Company Documents and the Guarantor Documents (ii) do not and will not violate or constitute or result in a breach of or default under the Company Governing Documents or the Guarantor Governing Documents v; (iii) do not and will not violate or constitute or result in a breach of or default under any agreement to which the Company or the Guarantor is a party that is listed on Exhibit B hereto (the "Specified Contracts"); and (iv) do not and will not violate any order, judgment or decree of any court or other agency of government that is listed on Schedule B to the Officers' Certificate.

11. No permit, consent, approval, authorization, registration or other action by, or filing with, any federal or Indiana or West Virginia governmental authority generally required for business entities without regard to any specific industry of operation and to transactions of the type contemplated in the Company Documents and the Guarantor Documents is required in connection with (i) the execution and delivery by the Company and the Guarantor of such Company Documents or Guarantor Documents to which each is a party and the consummation thereof by the Company and the Guarantor, (ii) the issuance

of the Note by the Company, and (iii) the creation by the Company of the security interests created by the Security Documents (as defined in the Deed of Trust).

12. The Deed of Trust creates a valid lien on all of the Company's right, title and interest in and to the Mortgaged Property (as defined in the Deed of Trust). The Deed of Trust is in proper form to be accepted for recording by the County Clerk of Wyoming County, West Virginia. The Deed of Trust is sufficient, as to form, to create a lien and security interest in the real property, including fixtures, purported to be created thereby for the benefit of the Trustee. Upon proper recording in the office of the County Clerk of Wyoming County, West Virginia and upon timely payment of the appropriate filing and recording fees, the Deed of Trust (a) will have been duly recorded and filed in order to perfect such security interest; and (b) will create a valid lien and security interest on and in the property purported to be encumbered thereby, and no further recording or filing will be necessary for such purposes. Upon execution and delivery of the Deed of Trust, the Deed of Trust will create a security interest in the personal property described in the Deed of Trust in which security interests can be created under Article 9 of the of the Uniform Commercial Code as in effect in the State of West Virginia as of the date hereof ("UCC"). Upon the filing and acceptance of the Fixture Filing in the office of the County Clerk of Wyoming County, West Virginia, the security interest created by the Deed of Trust in the collateral described in the Fixture Filing will be perfected to the extent a security interest can be perfected in such collateral by the filing of a financing statement under the UCC.

13. No recording tax, intangible personal property tax or documentary stamp tax will be required to be paid to perfect the lien of the Trustee in the real property covered by the Deed of Trust, other than nominal filing fees and/or charges due on recordation.

14. The provisions of each other Security Document are effective to create security interests in favor of the Trustee in all of the collateral described therein that is of the type in which a security interest can be created under the UCC.

15. The provisions of the Membership Interest Pledge Agreement are effective to create a security interest in favor of the Trustee in the Guarantor's membership interest in the Company and the other collateral described therein.

16. Each of the Financing Statements is in proper form so as to comply with the requirements of the UCC and, assuming that (a) the Company has rights in the Bond Collateral (as defined under the Indenture); (b) the security interest in the Bond Collateral has attached under Article 9 of the UCC; (c) each Financing Statement has been properly filed with, and accepted for filing by, the Secretary of State of the State of Indiana or the Secretary of State of the State of West Virginia, as appropriate, and (d) the filing fees in connection with such filing have been paid, the Trustee will have a perfected security interest in the Bond Collateral described in the Financing Statements to the extent that a security interest may be perfected by the filing of a financing statement in the State under the UCC.

17. The execution, issuance and delivery by the Company of the Note requires neither (a) registration under the Securities Act of 1933, as amended, nor (b) qualification of any document under the Trust Indenture Act of 1939, as amended.

18. The statements set forth under the headings, "INTRODUCTORY STATEMENT," "THE BONDS," "SECURITY AND SOURCES OF PAYMENT FOR THE BONDS" (insofar as it relates to security for the Bonds), "THE LOAN AGREEMENT AND THE NOTE," "THE INDENTURE," and "CONTINUING DISCLOSURE" in the Limited Offering Memorandum, insofar as such statements purport to summarize legal matters, agreements, documents or proceedings referred to therein, provide a fair summary of such matters, agreements, documents or proceedings.

19. In connection with the preparation of the Limited Offering Memorandum, no fact has come to our attention which leads us to believe that the Limited Offering Memorandum, as of its date and as of the Closing Date (except for any CUSIP numbers, financial or economic data or forecasts, numbers, charts, tables, graphs, estimates, projections, assumptions or expressions of opinion, and any information about or references to the book-entry, DTC, tax-exemption, the Underwriter, the Issuer, and other information of a financial, statistical or accounting nature, as to which no view or opinion is expressed) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

20. The information set forth in the Limited Offering Memorandum as of its date and the date of this opinion letter, under the headings "THE COMPANY," "THE PROJECT AND THE FACILITY," "THE GUARANTOR," "CERTAIN INVESTMENT CONSIDERATIONS AND RISK FACTORS" and "LITIGATION – The Company," "LITIGATION – The Guarantor" and Appendix A (except for financial or economic data or forecasts, numbers, charts, tables, graphs, estimates, projections, assumptions or expressions of opinion, and information of a financial, statistical or accounting nature as to which no view or opinion is expressed) is accurate in all material respects.

D. Qualifications and Limitations

The opinions set forth above are subject to the following qualifications and limitations:

1. The opinions expressed in Paragraph C.1 and C.3 above as to the existence and good standing of the Company and the Guarantor, and as to the Company's qualification to do business in the State of West Virginia, are based solely on our review of the Good Standing Certificates, copies of which have been made available to you and your counsel and our opinions with respect to such matters is rendered as of the date of such certificates and limited accordingly

2. The enforceability of the Company Documents and the Enforceability Guarantor Documents may be subject to or limited by bankruptcy, insolvency, fraudulent conveyance and transfer, reorganization, arrangement, moratorium, and other similar laws relating to or affecting the rights of creditors generally, the application of public policy and general principles of equity.

3. The enforceability of the Company Documents and the Enforceability Guarantor Documents is further subject to the qualification that certain waivers, procedures, remedies, and other provisions of the Company Documents and the Enforceability Guarantor Documents may be unenforceable under or limited by the laws of the State of West Virginia; provided, however, that such possible unenforceability or limitations will not render the Company Documents and the Enforceability Guarantor Documents invalid as a whole or substantially prevent the practical realization of the principal benefits intended by the Company Documents and the Enforceability Guarantor Documents (except for the economic consequences of procedural or other delay).

4. As used in this opinion, the phrase "to our knowledge," or words of similar import, mean, as to matters of fact, that, to the actual knowledge of the attorneys within our firm principally responsible for the preparation of the Company Documents and the Guarantor Documents, but without any independent factual investigation or verification of any kind, such matters are factually correct in all material respects.

5. We express no opinion on (i) federal securities laws and regulations and state "Blue Sky" laws and regulations; (ii) federal and state antitrust and unfair competition laws and regulations; (iii) compliance with fiduciary duty requirements; (iv) the statutes, codes, and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities, and political subdivisions and

judicial decisions to the extent they deal with any of the foregoing; and (v) federal and state environmental, land use, subdivision, tax, intellectual property, racketeering, banking, antifraud, anti-terrorism, embargoed persons, anti-money laundering, truth-in-lending, equal credit opportunity, consumer protection, health and safety, ERISA, and labor and employment laws and regulations. We further express no opinion on consents, approvals, authorizations, or other actions by, or filings with, any federal, Delaware or New York governmental authority required, or any laws or regulations with respect to, the transfer of, or grant of security in, rights in and to mineral leases, rights of way, easements or surface agreements.

6. In giving the opinions in Paragraph C.10(iii) above or otherwise in this opinion, we express no opinion as to (i) compliance with any financial covenants or conditions required to be maintained or satisfied by the Company or any Guarantor under any agreement or document, (ii) any violation, default, or lien arising under or based upon any covenant of a financial or accounting nature or requiring computation or otherwise not ascertainable from the face of the applicable agreement, or (iii) the financial ability of the Company or any Guarantor to meet its obligations under the documents described herein. We express no opinion as to the waiver by any party of any defense, rights, privileges, or benefit to the extent such waiver is made to a greater extent than would be permitted by applicable law.

We have participated in conferences with officers and other representatives of the Company, and representatives and counsel of the Underwriter at which the contents of the Limited Offering Memorandum and related matters were discussed. Because the purpose of our professional engagement was not to establish or confirm factual matters and because we did not independently undertake to verify the accuracy, completeness or fairness of the statements set forth in the Limited Offering Memorandum, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Limited Offering Memorandum, except insofar as such statements specifically relate to us and except to the extent set forth in Paragraph C.12 above. We express no opinion or belief as to the conveyance of the Limited Offering Memorandum or the information contained therein to investors generally or to any particular investors at any particular time or in any particular manner.

The opinions set forth herein are limited to the law of the States of Indiana and West Virginia, the federal law of the United States of America. We express no opinion on the law of any other jurisdiction, and we assume no responsibility for the applicability or effect of any such laws.

The opinions expressed in this letter are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update, revise, or supplement our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof. This opinion is specific to the transactions and the documents, agreements, instruments and certificates referred to herein, and is based upon the facts as represented or certified to us, the documents, agreements, instruments and certificates delivered to and examined by us, and the law, all on the date hereof. Therefore, this opinion should not be assumed to state general principles of law applicable to transactions of this kind.

This opinion is solely for the benefit of the addressees hereof in connection with the issuance of the Bonds and the transactions contemplated by the Company Documents and the Guarantor Documents. Without our prior written consent, this opinion may not be relied upon by any other person or for any other purpose and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to.

All counsel to this transaction may rely on this opinion as if expressly addressed to them.

Very truly yours,

SNELL & WILMER L.L.P.

EXHIBIT A-1

OFFICERS' CERTIFICATE OF WYOMING COUNTY COAL LLC

EXHIBIT A-2

OFFICERS' CERTIFICATE OF AMERICAN CARBON CORPORATION

EXHIBIT B

MATERIAL CONTRACTS REVIEWED

[TO BE DETERMINED]

APPENDIX D

FORM OF OPINION OF GENERAL COUNSEL TO THE COMPANY

June 8, 2023

West Virginia Economic Development Authority
Charleston, West Virginia

Hilltop Securities Inc.
Houston, Texas

AllianceBernstein L.P.
New York, New York

UMB Bank, N.A., as Bond Trustee
New York, New York

Re: $45,000,000 West Virginia Economic Development Authority Solid Waste Disposal Facility Revenue Bonds (Wyoming County Coal Project), Series 2023

Ladies and Gentlemen:

I have served as General Counsel for Wyoming County Coal LLC, an Indiana limited liability company (the "Company") and American Carbon Corporation, an Indiana corporation (the "Guarantor"), in connection with the above-referenced bonds (the "Bonds"), which on the date hereof are being issued by the West Virginia Economic Development Authority (the "Issuer"), and sold to Hilltop Securities Inc. (the "Underwriter") pursuant to a Bond Purchase Agreement dated May 31, 2023 (the "Purchase Agreement"). This opinion is being delivered at the request of the Company pursuant to Subsection 7(a)(ix)(4) of the Purchase Agreement. Unless otherwise provided or defined herein, capitalized terms used herein have the respective meanings set forth in the Purchase Agreement.

The Bonds are being issued pursuant to an Indenture of Trust dated as of June 1, 2023 (the "Indenture") between the Issuer and UMB Bank, N.A., as trustee (the "Trustee"). The proceeds of the Bonds will be loaned to the Company pursuant to a Loan Agreement dated as of June 1, 2023, (the "Loan Agreement") between the Company and the Issuer. The Company's obligations with respect to the payment of the Bonds and certain other matters will be guaranteed by the Guarantor pursuant to a Guaranty Agreement (the "Payment Guaranty") dated as of June 1, 2023, and effective as of the date hereof, from the Guarantor to the Trustee. In addition, Company's obligations with respect to the construction and completion of the various improvements comprising the Project as defined in the Loan Agreement will be guaranteed by the Guarantor pursuant to a Guaranty of Completion (the "Completion Guaranty" and collectively with the Payment Guaranty the "Guaranties") dated as of June 1, 2023, and effective as of the date hereof, from the Guarantor to the Trustee.

A. <u>Documents Examined</u>

In connection with this opinion, I have examined copies of the following documents (collectively, the "Transaction Documents"):

1. The articles of organization and operating agreement of the Company, as attached to the General Certificate of the Company delivered at the Closing (the "Company Governing Documents");

2. The articles of incorporation and bylaws of the Guarantor, as attached to the General Certificate of the Guarantor, delivered at the Closing (the "Guarantor Governing Documents");

3. A resolution adopted by American Carbon Corporation, the sole member of the Company, on June __, 2023, authorizing and approving the issuance of the Bonds, the Loan Agreement, the execution of all necessary documentation relating thereto by appropriate officers of the Company and other matters relating thereto;

4. A resolution adopted by the Board of Directors of the Guarantor on June __, 2023, authorizing the execution of the Guaranties and all necessary documentation relating thereto by the appropriate officers of the Guarantor;

5. The Officers' Certificates of each of the Company and the Guarantor attached hereto as Exhibits A-1 and A-2 (collectively, the "Officers' Certificates").

6. An executed copy of the Loan Agreement;

7. An executed copy of the Indenture; and

8. The Limited Offering Memorandum May 31, 2023 (the "Limited Offering Memorandum") issued in connection with the offering and sale of the Bonds.

In connection with this opinion, I have conducted such investigations of law as I have deemed necessary for purposes of rendering this opinion. I have also had discussions with officers of the Company and the Guarantor and have made such other independent investigation as I have deemed necessary for the purpose of rendering this opinion.

As to questions of fact material to the opinions expressed herein, I have relied exclusively upon representations and certifications of the Company and the Guarantor without undertaking to verify the same by independent investigation.

B. Assumptions

In rendering the opinions hereinafter set forth, I have assumed with your permission, without independent investigation or inquiry:

1. The genuineness of all signatures not witnessed; and

2. The authenticity of original documents and the conformity to the originals of all documents submitted as copies.

C. Opinions

Based upon and subject to the foregoing assumptions and to the qualifications and limitations expressed below, I am of the opinion that:

1. To my knowledge, there is no litigation, action, suit, proceeding or investigation at law or in equity before or by any court, public board or body, pending or threatened, against the Company or the

Guarantor, wherein an unfavorable decision, ruling or finding would materially adversely affect the Company or the Guarantor or the financial condition or operations of the Company or the Guarantor, or the transactions contemplated by the Transaction Documents, or which would materially adversely affect the validity of the Bonds or the Transaction Documents.

2. The Company has obtained all of the permits which are required to operate the Project as described in the Limited Offering Memorandum.

D. Qualifications and Limitations

The opinions set forth above are subject to the following qualifications and limitations:

1. As used in this opinion, the phrase "to my knowledge," or words of similar import, mean, as to matters of fact, that, to the actual knowledge of me, but without any independent factual investigation or verification of any kind, such matters are factually correct in all material respects.

2. I express no opinion on (i) federal securities laws and regulations and state "Blue Sky" laws and regulations; (ii) federal and state antitrust and unfair competition laws and regulations; (iii) compliance with fiduciary duty requirements; (iv) the statutes, codes, and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities, and political subdivisions and judicial decisions to the extent they deal with any of the foregoing; and (v) federal and state environmental, land use, subdivision, tax, intellectual property, racketeering, banking, antifraud, anti-terrorism, embargoed persons, anti-money laundering, truth-in-lending, equal credit opportunity, consumer protection, health and safety, ERISA, and labor and employment laws and regulations. I further express no opinion on consents, approvals, authorizations, or other actions by, or filings with, any federal, Delaware or New York governmental authority required, or any laws or regulations with respect to, the transfer of, or grant of security in, rights in and to mineral leases, rights of way, easements or surface agreements.

The opinions set forth herein are limited to the law of the States of Indiana and West Virginia and the federal law of the United States of America. I express no opinion on the law of any other jurisdiction, and I assume no responsibility for the applicability or effect of any such laws.

The opinions expressed in this letter are based upon the facts in existence and laws in effect on the date hereof and I expressly disclaim any obligation to update, revise, or supplement our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof. This opinion is specific to the transactions and the documents, agreements, instruments and certificates referred to herein, and is based upon the facts as represented or certified to us, the documents, agreements, instruments and certificates delivered to and examined by us, and the law, all on the date hereof. Therefore, this opinion should not be assumed to state general principles of law applicable to transactions of this kind.

This opinion is solely for the benefit of the addressees hereof in connection with the issuance of the Bonds and the transactions contemplated by the Transaction Documents. Without my prior written consent, this opinion may not be relied upon by any other person or for any other purpose and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to.

All counsel to this transaction may rely on this opinion as if expressly addressed to them.

Very truly yours,

Greg Jensen, General Counsel
American Carbon Corporation and
Wyoming County Coal LLC

APPENDIX E

FORM OF OPINION OF COUNSEL TO THE ISSUER

June 8, 2023

West Virginia Economic Development Authority
Charleston, West Virginia

UMB Bank, N.A., as trustee
New York, New York

Wyoming County Coal LLC
Fishers, Indiana

Hilltop Securities Inc.
Houston, Texas

Snell & Wilmer L.L.P.
Phoenix, Arizona

Re: $45,000,000 West Virginia Economic Development Authority Solid Waste Disposal Facility Revenue Bonds (Wyoming County Coal Project), Series 2023

We have acted as counsel to our client, the West Virginia Economic Development Authority (the "Issuer"), a body corporate and government instrumentality of the State of West Virginia created by Chapter 31, Article 15 of the Code of West Virginia, 1931, as amended, and we are furnishing this opinion to you in connection with the issuance and sale by the Issuer of the above-referenced bonds (the "Bonds"). All terms used herein in capitalized form and not otherwise defined herein shall have the same meanings as ascribed to them in the Indenture of Trust dated as of June 1, 2023 (the "Indenture"), between the Issuer and UMB Bank, N.A., as trustee.

In rendering the following opinions, we have relied, with your approval, as to factual matters that affect our opinion, solely on our examination of the following documents (and we have assumed, with your permission, that all statements made therein are true, complete and accurate as of the effective date hereof), and have made no independent investigation or verification of the facts asserted to be true and correct therein:

(i) Inducement Resolution of the Issuer adopted on December 16, 2021 (the "Inducement Resolution"),

(ii) Bond Authorizing Resolution of the Issuer adopted August 18, 2022 (the "Bond Authorizing Resolution" and, together with the Inducement Resolution, the "Bond Legislation"),

(iii) the Indenture,

(iv) the Loan Agreement dated as of June 1, 2023 (the "Loan Agreement") between the Issuer and the Company,

(v) the Bond Purchase Agreement, dated May 31, 2023 (the "Bond Purchase Agreement") among the Issuer, the Underwriter and the Company,

(vi) a specimen of the Bonds, and

(vii) the Tax Regulatory and Use of Proceeds Certificate and Agreement (the "Tax Certificate") and the General Certificate of the Issuer, each executed and delivered by the Issuer on the date hereof.

The Indenture, the Loan Agreement, the Bond Purchase Agreement, and the Tax Certificate are referred to herein collectively as the "Issuer Documents".

In rendering the opinions hereinafter set forth, we have assumed, without independent investigation: (i) the legal capacity of all natural persons executing documents, (ii) the genuineness of all signatures and (iii) the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies.

To the extent it may be relevant to the opinions expressed herein, we have assumed that each of the parties to the Issuer Documents (except for the Issuer): (i) is duly chartered, incorporated or organized and existing under the applicable laws of its respective jurisdiction of charter, incorporation or organization, (ii) is in good standing under the laws of such jurisdiction and (if required) is qualified to do business and in good standing under the laws of the State of West Virginia, (iii) has the requisite power, authority and legal rights under such laws and its organizational documents to execute, deliver and perform its obligations under the Issuer Documents to which it is a party, (iv) has duly authorized, executed and delivered the Issuer Documents to which it is a party, (v) the execution and delivery of the Issuer Documents to which it is a party by such party, and the performance of such Issuer Documents by such party, does not violate such party's organizational documents, any material agreements of such party or any applicable laws or orders, writs or injunctions applicable to such party, and (vi) the Issuer Documents constitute the valid and binding obligations of such other party.

The phrases "to our knowledge", "known to us" or the like mean the conscious awareness of the lawyers in the "primary lawyer group" of factual matters such lawyers recognize as being relevant to the opinion or confirmation so qualified. Such phrases rely upon representations made by the Issuer in the Issuer Documents and in the Issuer's General Certificate and the Issuer's Certificate as to Execution, Signature, No-Litigation and Other Matters, each delivered by the Issuer in connection with the issuance and delivery of the Bonds, but do not imply that we have undertaken any independent investigation within the firm, with the Issuer or with any third party to determine the existence or absence of any facts or circumstances, and no inference should be drawn merely from our past or current representation of the Issuer. Where any opinion or confirmation contained herein is qualified by the phrase "to our knowledge", "known to us" or the like, it means that the lawyers in the "primary lawyer group" are without any actual knowledge or conscious awareness that the opinion or confirmation is untrue in any respect material to the opinion or confirmation. For purposes of this opinion letter, "*primary lawyer group*" means: (i) the lawyer who signs his or her name or the name of the firm to this opinion letter, (ii) the lawyers currently in the firm who are actively involved in preparing or negotiating this opinion letter and (iii) the lawyers currently in the firm who are actively involved in negotiating or documenting the Issuer Documents and the issuance of the Bonds thereunder. Notwithstanding that we have made no independent investigation of the facts referred to herein, this will confirm to you that we are not aware of any fact or circumstance that would lead us to believe that such facts are untrue in any material respect or that your and our reliance on such facts is unreasonable or inappropriate.

Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth below, we are of the opinion that:

1. The Issuer is a body corporate and politic created and existing under the laws of the State of West Virginia, and has full legal right, power and authority to issue the Bonds and to carry out all of the transactions required of it as contemplated by the Issuer Documents.

2. The Bond Legislation has been adopted by the Issuer and remains in full force and effect and has not been rescinded, amended or modified.

3. The Bonds and the Issuer Documents have each been duly authorized, executed and delivered by the Issuer and each constitutes a legal, valid and binding special obligation of the Issuer, enforceable as to the Issuer in accordance with its terms.

4. No approval or other action is required by any governmental authority or agency or regulatory authority in connection with the passage of the Bond Legislation or the execution and delivery by the Issuer of the Bonds or the Issuer Documents which has not already been taken, except that the offer and sale of the Bonds in certain jurisdictions may be subject to the provisions of the Blue Sky or state securities laws of such jurisdictions and no opinion is rendered with respect to such matters and no opinion is given regarding satisfaction of any governmental approval requirement under Section 147(f) of the Internal Revenue Code of 1986, as amended.

5. The Limited Offering Memorandum dated May 31, 2023 (the "Limited Offering Memorandum") has been duly authorized, executed and delivered by the Issuer, and the Issuer has authorized the use and distribution of the Limited Offering Memorandum by the Underwriter in connection with the offering and sale of the Bonds.

6. To our knowledge, there is no action, suit or proceeding, at law or in equity, or by or before any court, public board or body or governmental agency, now pending or overtly threatened in writing against the Issuer that challenges the validity or enforceability of, seeks to enjoin the performance by the Issuer of its obligations under the Issuer Documents or the issuance of the Bonds thereunder or contest or affects the existence or powers of the Issuer, or its authority to issue the Bonds.

We have not been engaged to pass upon, and we do not assume any responsibility for and have not independently verified, the accuracy, completeness or fairness of any of the statements contained in the Limited Offering Memorandum. However, as part of our engagement as special counsel to the Issuer, certain of our lawyers in the primary lawyer group reviewed the information under the headings or subheadings "THE ISSUER" and "LITIGATION – The Issuer" and participated in discussions with representatives of the Issuer during which that information in the Limited Offering Memorandum was discussed. In reliance on those discussions and the assumptions described above and subject to the qualifications set forth herein, we advise you that no facts came to the attention of those of our attorneys in the primary lawyer group who were involved in the review and discussions referred to above that caused them to believe that the information contained under the headings or subheadings "THE ISSUER" and "LITIGATION – The Issuer" in Limited Offering Memorandum, as of its date and as of this date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. We express no view as to any other information contained or referenced in the Limited Offering Memorandum.

The validity and binding effect and enforceability of the Bonds and the Issuer Documents are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, and other laws relating to or affecting the rights and remedies of creditors generally; to the application of equitable principles, whether considered in a proceeding at law or in equity; to the exercise of judicial discretion; and to limitations on legal remedies against public entities.

With respect to our opinion in paragraph 3 hereof, we express no opinion as to the enforceability of any provisions in the Bonds or the Issuer Documents (a) that appoint the Trustee or any other party as the agent or attorney-in-fact for the Issuer or any other party, (b) that grant the Trustee or any other party

the right, without judicial process, to obtain possession or a present ownership interest in any asset or property, (c) that purport to consent to judgment or declare the forfeiture of a leasehold estate based upon nonmonetary defaults, (d) that allow the recovery of legal fees and expenses, (e) that allow increased interest rates or late charges upon delinquency in payment or occurrence of default, and liquidated damages or prepayment premiums to the extent they are deemed to be penalties or forfeitures, or (f) that waive procedural, judicial or substantive rights, such as a right to notice, right to jury trial, statute of limitations, appraisal or valuation rights and marshaling of assets; *provided, however*, no such invalidity or unenforceability of any such provisions in the Bonds or the Issuer Documents will, in our opinion, substantially prevent the practical realization of the benefits by the Bonds and the Issuer Documents including, without limitation, the assignments, security interests and liens granted by the Indenture.

We bring to your attention that the Bonds and the obligations evidenced thereby do not constitute a general debt, liability or obligation of the Issuer or the State of West Virginia or any political subdivision thereof. Neither the faith and credit or taxing power of the Issuer nor the faith and credit or taxing power of State of West Virginia or any political subdivision thereof is pledged to the payment of the principal of or interest on the Bonds. The Issuer has no taxing power.

This opinion letter is delivered to you for your benefit in connection with the original issuance of the Bonds and may not be relied upon for any other purpose or by any other person, including the holders, owners or beneficial owners of the Bonds. We express no opinion as to matters governed by any laws other than the laws of the State of West Virginia. No opinions other than those expressly stated herein are implied or shall be inferred as a result of anything contained in or omitted from this letter. Our engagement as special counsel to the Issuer in connection with the original issuance and delivery of the Bonds is concluded upon delivery of this letter. This opinion is issued as of the date hereof and we assume no obligation to supplement our opinion with regard to subsequent changes in law, fact or knowledge.

Very truly yours,

APPENDIX F

FORM OF OPINION OF COUNSEL TO THE UNDERWRITER

June 8, 2023

Hilltop Securities Inc.
Houston, Texas

Re: $45,000,000 West Virginia Economic Development Authority
Solid Waste Disposal Facility Revenue Bonds
(Wyoming County Coal Project), Series 2023

Ladies and Gentlemen:

We have acted as counsel to you, Hilltop Securities Inc. (the "Underwriter"), in connection with your purchase of the above-referenced bonds (the "Bonds") pursuant to the Bond Purchase Agreement dated May 31, 2023 (the "Purchase Agreement") between the West Virginia Economic Development Authority (the "Issuer") and you, with the approval of Wyoming County Coal LLC. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

In connection with rendering this opinion, we have examined the Limited Offering Memorandum dated May 31, 2023 (the "Limited Offering Memorandum"), the Purchase Agreement, the Continuing Disclosure Agreement dated as of the date hereof (the "Undertaking"), and Rule 15c2-12 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended and presently in effect (the "Rule").

It is our opinion that the Undertaking, which provides for an undertaking for the benefit of the holders, including beneficial holders, of the Bonds to provide certain annual financial information and event notices to repositories at the times and in the manner required by the Rule, would satisfy as to form in all material respects the requirements of subparagraph (b)(5) of the Rule in effect as of the date hereof and applicable to continuing disclosure agreements.

In addition, we are of the opinion under existing law that the Bonds are exempt from registration under the Securities Act of 1933, as amended, and that the Indenture is exempt from qualification under the Trust Indenture Act of 1939, as amended.

We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements in the Limited Offering Memorandum and make no representation that we have independently verified the accuracy, completeness or fairness of any such statements. However, to assist you in your investigation concerning the Limited Offering Memorandum, we have reviewed certain documents and have participated in telephone conferences in which the contents of the Limited Offering Memorandum and related matters were discussed. During the course of our work on this matter, no facts have come to the attention of attorneys in our firm rendering legal services in connection with such issuance that cause us to believe that the information and statements in the Limited Offering Memorandum, as of its date and the date hereof (except in each case for any financial, accounting, statistical or economic data or forecasts, numbers, charts, tables, graphs, estimates, projections, assumptions or expressions of opinion,

any management discussion and analysis or any information relating to The Depository Trust Company and the book entry only system contained in the Limited Offering Memorandum and its Appendices included therein, which we expressly exclude from the scope of this sentence), contained or contain any untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

This opinion is solely for the benefit of, and may be relied upon only by, the Underwriter; and it is not to be used, circulated, quoted or otherwise referred to for any other purpose, except that a copy hereof may be included in the transcript of closing documents pertaining to the delivery of the Bonds.

Very truly yours,

JACKSON KELLY PLLC